PRELIMINARY PROXY STATEMENT - SALE OF ASSETS
                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[X]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material pursuant to Section 240.14a-12

                            U.S. ENERGY SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [ ]    No fee required.

         [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                                       N/A
         --------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

                                      N/A
         --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         The fee was calculated pursuant to Rule 0-11(c)(2) as one-fiftieth of one percent of the total of the cash payment to be received. Inasmuch as the total cash payment to be received is not currently known, the Registrant has assumed that the total cash payment to be received will be $15,000,000 (which represents the minimum aggregate amount of the net cash proceeds that the Registrant must receive to complete the sale of assets contemplated by the proxy)
         --------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction: $15,000,000
         -----------------------------------
         (5)    Total fee paid: $3.000
         --------------------------------------------------------------

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

             -----------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

             -----------------------------------------------------

         (3)    Filing Party:

             -----------------------------------------------------

         (4)    Date Filed:

             -----------------------------------------------------

                            U.S. ENERGY SYSTEMS, INC.
                           ONE NORTH LEXINGTON AVENUE
                          WHITE PLAINS, NEW YORK 10601


To our Stockholders:

         You are cordially invited to attend the annual meeting of our
stockholders to be held at the [         ] on [September], 2003, at 10:00 a.m.
New York City time.

         At the meeting, you will be asked to authorize us to enter into one or more transactions pursuant to which we may sell the stock or assets of our two principal subsidiaries, USE Canada Holdings Corp. and US Energy Biogas Corporation ("Biogas"), and our partnership interest in ZFC Royalty Partners, L.P., a partnership that receives royalties from certain of Biogas's projects, upon the terms and conditions outlined below. We believe that we have a unique opportunity to recapitalize our balance sheet and make ourselves more competitive by monetizing these assets, retiring all project-related indebtedness and re-deploying the proceeds in potentially more profitable energy projects. In addition, the sale may allow us to gain access to financial and other resources on terms more favorable to us than are otherwise currently available. We believe that the sale would provide us with enhanced access to (i) lower cost funding options in both the public and private markets, (ii) an ability to pursue growth opportunities in both the United States and Canada, and
(iii) capital to realize profitable expansion opportunities within the current Biogas portfolio.

         The sale of these businesses may only be completed if (a) our Board of Directors determines that such transactions are expedient and in our best interests, (b) the definitive agreements with respect thereto are entered into by the second anniversary of this meeting and (c) the net proceeds to us of these transactions in respect of the stock or assets being sold and the payment of principal currently outstanding and accrued interest due on our intercompany loans to such subsidiaries (approximately $5.27 million as at June 30, 2003) is at least $15 million after (i) retirement of all outstanding indebtedness relating to the assets being sold (other than intercompany loans made by us) which as of June 30, 2003 is approximately $94 million, (ii) payment of all transaction related expenses, estimated, depending on the transaction that is completed, to range from $2 million to $10 million, (iii) funding of all escrows and reserves required by the purchasers in such transactions, (iv) the payment of all transaction related taxes due from such subsidiaries (which we do not expect to be material) and (v) payment of all amounts to Cinergy Energy Solutions, Inc. ("Cinergy Energy") on account of its 45.74% equity interest in Biogas and principal and accrued interest due on Cinergy Energy's stockholder loan to Biogas (approximately $3 million dollars as at June 30, 2003), but before (i) our transaction related taxes (which we do not believe will be material) and (ii) our share of any reimbursement obligations to former Zapco stockholders (approximately $305,000, assuming there are $15 million in net proceeds, all of which are allocable to Biogas, but in no case more than $813,900). We refer to the authorization to enter into these transactions as the Plan.

         We are asking you to approve the Plan because these businesses may constitute substantially all of our assets under Delaware General Corporation

Law and the Delaware General Corporation Law requires us to obtain the approval of our stockholders to such transactions. If our Board of Directors approves a transaction, you will not have a further opportunity to vote for or against any such transaction.

         For the reasons set forth above the Board of Directors has unanimously determined that the authorization to engage in these transactions is expedient and in our best interests. Accordingly, the Board of Directors recommends that you vote "FOR" the proposal to approve the Plan.

         At the meeting, you will also be asked to vote for the election of three directors, to ratify the audit committee of our Board of Directors' selection of Kostin, Ruffkess & Company, LLC as our auditors for the year ending December 31, 2003 and to transact such other business as may properly come before the meeting.

         Whether or not you plan to attend our meeting in person, we urge you to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope to ensure that your shares will be represented at the meeting. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the meeting. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

         The proxy statement accompanying this letter provides you with detailed information about the proposals to be submitted for your approval at the meeting. We encourage you to read carefully the attached documents.

         Thank you, and we look forward to seeing you at our meeting.

Sincerely,


Goran Mornhed                                        Lawrence I. Schneider,
Chief Executive Officer                              Chairman of the Board



White Plains, New York
[            ], 2003

                                                        Preliminary Copy

                            U.S. ENERGY SYSTEMS, INC.
                           ONE NORTH LEXINGTON AVENUE
                          WHITE PLAINS, NEW YORK 10601


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER [ ], 2003


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of U.S. Energy Systems, Inc., a Delaware corporation, will be held on September
[               ], 2003 at 10:00 a.m. at the [               ], for the purposes
of considering and voting on the following matters:

         1. To authorize us, without the requirement of obtaining any further approval of our stockholders, to enter into one or more transactions pursuant to which we would sell, on terms and conditions we deem appropriate, the stock, assets or a combination of the foregoing of our two principal subsidiaries, USE Canada Holdings Corp. and US Energy Biogas Corporation ("Biogas"), and our partnership interests in ZFC Royalty Partners, L.P., a partnership that receives royalties from certain of Biogas's projects; provided that (a) our Board of Directors determines that such transactions are expedient and in our best interests (b) the definitive agreements with respect to such transactions are entered into on or before the second anniversary of this meeting and (c) such transaction or series of transactions generate net proceeds to us (payable in cash or other immediately available funds promptly at the closing) in respect of the stock or assets being sold and the payment of principal currently outstanding and accrued interest due on our intercompany loans to such subsidiaries of at least $15 million after (i) retirement of all outstanding indebtedness relating to the assets being sold (other than intercompany loans made by us), (ii) payment of all transaction related expenses, (iii) funding of all escrows and reserves required by the purchasers in such transactions, (iv) the payment of all transaction related taxes due from such subsidiaries and (v) payment of all amounts to Cinergy Energy Solutions, Inc. ("Cinergy Energy") on account of its 45.74% equity interest in Biogas and principal and accrued interest due on Cinergy Energy's stockholder loan to Biogas, but before (i) our transaction related taxes and (ii) our share of any reimbursement obligations to former Zapco stockholders.

         2. To elect three Class 2 Directors to hold office for a term of three years or until their successors are duly elected and qualified or their earlier death, resignation or removal.

         3. To ratify the selection of Kostin, Ruffkess & Company, LLC as our auditors for the year ending December 31, 2003.

         4. To transact such other business as may properly come before the stockholders at the meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on August 4, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors


                                        Allen J. Rothman, Secretary
White Plains, New York
[                   ], 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            U.S. ENERGY SYSTEMS, INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


         Our board of directors has called the annual meeting of our stockholders to be held at [10:00 A.M.] on September [ ], 2003 at [ ]. At this meeting, we will ask you to consider a proposal authorizing us to enter into one or more transactions pursuant to which we would sell the stock, assets or a combination of the foregoing of our two principal subsidiaries, USE Canada Holdings Corp ("USE Canada") and US Energy Biogas Corporation ("Biogas"), and our partnership interests in ZFC Royalty Partners, L.P. ("ZFC Royalty Partners"), a partnership that receives royalties from certain of Biogas's projects upon terms and conditions outlined below. We believe that we have a unique opportunity to recapitalize our balance sheet and make ourselves more competitive by monetizing these assets, retiring all project-related indebtedness and re-deploying the proceeds in potentially more profitable energy projects. In addition, the sale may allow us to gain access to financial and other resources on terms more favorable to us than are otherwise currently available. We believe that the sale would provide us with enhanced access to (i) lower cost funding options in both the public and private markets, (ii) an ability to pursue growth opportunities in both the United States and Canada, and
(iii) capital to realize profitable expansion opportunities within the current Biogas portfolio.

         The sale of these businesses may only be completed if (a) our Board of Directors determines that such transactions are expedient and in our best interests, (b) the definitive agreements with respect thereto are entered into by the second anniversary of this meeting and (c) the net proceeds to us of these transactions in respect of the stock or assets being sold and the payment of principal currently outstanding and accrued interest due on our intercompany loans to such subsidiaries (approximately $5.27 million as at June 30, 2003) is at least $15 million after (i) retirement of all outstanding indebtedness relating to the assets being sold (other than intercompany loans made by us) which as of June 30, 2003 is approximately $94 million, (ii) payment of all transaction related expenses, estimated, depending on the transaction that is completed, to range from $2 million to $10 million, (iii) funding of all escrows and reserves required by the purchasers in such transactions, (iv) the payment of all transaction related taxes due from such subsidiaries (which we do not expect to be material) and (v) payment of all amounts to Cinergy Energy Solutions, Inc. ("Cinergy Energy") on account of its 45.74% equity interest in Biogas and principal and accrued interest due on Cinergy Energy's stockholder loan to Biogas (approximately $3 million as at June 30, 2003), but before (i) our transaction related taxes (which we do not believe will be material) and
(ii) our share of any reimbursement obligations to former Zapco stockholders (approximately $305,000, assuming there are $15 million in net proceeds, all of which are allocable to Biogas, but in no case more than $813,900).

         We are seeking your approval of the Plan because these businesses may constitute substantially all of our assets under Delaware General Corporation Law and the Delaware General Corporation Law requires us to obtain our stockholders' approval for the sale of substantially all of our assets. In addition, you will vote at the meeting on the election of three directors, on the ratification of the selection of Kostin, Ruffkess & Company, LLC as our auditors for the year ending December 31, 2003 and to transact such other business as may properly come before the meeting.

                  Our Board of Directors is soliciting proxies to be used at the meeting through this proxy statement. We urge you to read and consider carefully this entire proxy statement. References to dollars or "$" are to United States dollars unless otherwise expressly provided.

         Only holders of our common stock, our Series C Preferred Stock and Series D Preferred Stock as of the close of business on August 4, 2003, are entitled to vote at the meeting. (Our Series B Preferred Stock, of which 368 shares are outstanding, is not entitled to vote). The common stock, Series C Preferred Stock and Series D Preferred Stock will vote together as a single class. A majority of the combined voting power of our common stock, Series C Preferred Stock and Series D Preferred Stock outstanding on August 4, 2003 (provided that such majority includes at least one third of our outstanding shares of common stock) represented in person or by proxy is required for a quorum. As of August 4, 2003, we had 11,948,500 shares of our common stock issued and outstanding, with each share entitled to one vote, 100,000 shares of our Series C Preferred Stock issued and outstanding, with each such share entitled to five votes and 1,138,888 shares of our Series D Preferred Stock issued and outstanding, with each such share entitled to four votes. Thus, in order to have a quorum, a total of [ ] votes must be present in person or by proxy at the meeting (provided that such majority includes at least one third of the outstanding shares of our common stock).

         The Plan will be adopted if it receives the affirmative vote of a majority of the voting power of the outstanding shares of our capital stock (other than the Series B Preferred Stock); abstentions and broker non-votes have the effect of a vote against the Plan. The three persons receiving a plurality of the votes cast at the meeting will be elected to serve as our directors. Abstentions and brokers non-votes will not be taken into account in determining the outcome of the election of directors.

         This proxy statement, notice of the meeting, and proxy card are first being mailed on or about [ ], 2003 to our stockholders eligible to vote at the meeting. A copy of our Annual Report on Form 10-KSB for the year ended December 31, 2002 is included with this mailing.

         We are bearing all expenses of soliciting proxies, and expressly reserve the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone or other personal solicitations of certain of our stockholders and brokers by one or more of our directors, by our officers or employees or by third parties contracted to do so on our behalf. We may reimburse banks and brokers or other similar agents or fiduciaries for the expenses incurred by such agents or fiduciaries in mailing the proxy statement to beneficial owners of our common stock. We may also use a proxy solicitor. The persons named to act as proxies on your behalf were selected by our Board of Directors.

                                TABLE OF CONTENTS

SUMMARY TERM SHEET................................................................................................4
   What Am I Being Asked To Vote On?..............................................................................4
   What Is The Plan?..............................................................................................4
   What Businesses May Be Sold Pursuant To The Plan?..............................................................5
   Who Are The Potential Buyers Of These Businesses?..............................................................6
   What Is The Board's Recommendation?............................................................................6
   What Is The Rationale For The Board's Recommendation?..........................................................6
   What Will We Do If The Plan Is Approved?.......................................................................7
   What Will We Do If The Plan Is Not Approved?...................................................................8
   How Much Net Proceeds Will We Receive From The Plan?...........................................................8
   How Will The Proceeds From The Plan Be Used?...................................................................8
   From A Financial Perspective, How Have These Subsidiaries Performed?...........................................9
   Why Are We Requesting Your Approval Of The Plan Rather Than Seeking Your Approval Of A Specific Transaction?...9
   Do Any Of Our Executive Officers, Directors Or Five Percent Or Greater Stockholders Derive Any Personal
   Benefit From The Plan That Is Different From The Benefits Derived By Our Other Stockholders?..................10
   What Are The United States Federal Income Tax Consequences To Me?.............................................10
   What Are The United States Federal Income Tax Consequences To Us Energy Of The Plan?..........................10
   What Vote Is Required To Approve The Plan?....................................................................10
   Do I Have The Right Under The Delaware General Corporation Law To Have The Value Of My Shares Determined By A
   Court?........................................................................................................11
   What Regulatory Requirements Must Be Satisfied To Complete The Sale Of Assets Pursuant To The Plan?...........11
   What Do I Need To Do Now?.....................................................................................11
   Can I Change My Vote After I Have Mailed My Signed Proxies?...................................................11
   If My Shares Are Held In "Street Name" By My Broker, Will The Broker Vote These Shares On My Behalf?........12\\
   Who Can Help Answer Questions?................................................................................12
PROPOSAL I - TO APPROVE AND ADOPT THE PLAN.......................................................................12
   Background and Reasons for the Plan...........................................................................12
   Description of the Plan.......................................................................................13
   Newfund Transaction...........................................................................................15
   Pro Forma Financial Information...............................................................................18
   Material Federal Income Tax Consequences......................................................................19
   Interests of Related Parties in the Plan......................................................................20
   Risks Related to the Plan.....................................................................................20
   Description of Certain Assets Proposed to be Sold.............................................................24
   Our Selected Financial Data...................................................................................29
   Recommendation of the Board of Directors......................................................................29
PROPOSAL II - ELECTION OF DIRECTORS..............................................................................30


   Directors and Executive Officers..............................................................................30
   Information Regarding The Board Of Directors And Committees Of The Board Of Directors.........................35
   Executive Compensation........................................................................................37
   Security Ownership Of Certain Beneficial Owners And Management................................................44
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................47
   AJG Gasco Transaction.........................................................................................47
   AJG Genco Transaction.........................................................................................47
   AJG Financing Transaction.....................................................................................47
   Cinergy Gasco Transaction.....................................................................................48
   Energy Systems Investors Transaction..........................................................................48
   Cinergy Energy Investment in U.S. Energy......................................................................49
   Cinergy Energy Investment in Biogas...........................................................................49
PROPOSAL III - TO RATIFY THE SELECTION OF
         KOSTIN, RUFFKESS & COMPANY, LLC AS OUR AUDITORS.........................................................50
   Independent Auditors..........................................................................................50
   Audit Committee Report........................................................................................51
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................52
OTHER MATTERS: REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND
OTHER BUSINESS OF STOCKHOLDERS...................................................................................53
WHERE YOU CAN FIND MORE INFORMATION..............................................................................54
AVAILABLE INFORMATION............................................................................................55

                               SUMMARY TERM SHEET


Q:       What Am I Being Asked To Vote On?

A: You are being asked to consider and vote upon the proposal to adopt the Plan. You are also being asked to elect Goran Mornhed, Stephen Brown and Evan Evans to serve as Class 2 directors for a three year term and to ratify the selection of Kostin, Ruffkess & Company, LLC to act as our independent auditors for the year ending December 31, 2003.
         .........
Q:       What Is The Plan?
         .........
A: The Plan authorizes us, without being required to obtain your further approval, to enter into one or more transactions pursuant to which we would sell the stock, assets or a combination of the foregoing of our two principal subsidiaries, USE Canada and Biogas, and our partnership interests in ZFC Royalty Partners, upon terms and conditions which the Board deems to be expedient and in our best interests. These businesses will not be sold unless:

        (a) our Board of Directors determines that such sale is expedient and in our best interest,
        (b) the definitive agreements with respect to such transactions are signed on or before the second anniversary of the meetings, and

        (c) the net proceeds to us (payable in cash or other immediately available funds promptly following the closing) in respect of the stock or assets being sold and the repayment of principal currently outstanding and accrued interest due on our intercompany loans to such subsidiaries (approximately $5.27 million as at June 30, 2003) is at least $15 million.

     "Net proceeds" are defined as proceeds remaining after

        o retirement of all outstanding indebtedness relating to the assets being sold (other than intercompany loans made by us) which as of June 30, 2003 is approximately $94 million,
        o payment of all transaction related expenses, estimated, depending on the transaction that is completed, to range from $2 million to $10 million,
        o funding of all escrows and reserves required by the purchasers in such transactions,
        o the payment of all transaction related taxes due from such subsidiaries (which we do not expect to be material) and
        o payment of all amounts to Cinergy Energy on account of its 45.74% equity interest in Biogas and principal and accrued interest due on Cinergy Energy's stockholder loan to Biogas (approximately $3 million as at June 30, 2003), but before
        o our transaction related taxes (which we do not believe will be material), and
        o our share of any reimbursement obligations to former Zapco stockholders (approximately $305,000, assuming there are $15 million in net proceeds, all of which are allocable to Biogas, but in no case more than $813,900). (See "Proposal I - To Approve and Adopt the Plan - Interests of Related Persons in the Plan").

See "Proposal I - To Approve and Adopt the Plan - Description of the Plan" for further information regarding the calculation of this $15 million threshold.

Q:       What Businesses May Be Sold Pursuant To The Plan?

A: We are currently contemplating selling our two principal subsidiaries (including the assets related thereto). These subsidiaries are USE Canada and Biogas. USE Canada is a wholly owned direct subsidiary of ours. USE Canada indirectly owns and operates two districts energy systems: one located in Charlottetown, Prince Edward Island and one located in London, Ontario. In Charlottetown, energy is produced at renewable biomass and energy-from-waste facilities and in London, Ontario, energy is produced using a natural gas fueled combined heat and power facility. Biogas owns and operates 20 landfill gas to electricity projects, three landfill gas to boiler projects and one natural gas fueled cogeneration project. These projects are qualifying small power production facilities or qualifying cogeneration facilities under the Public Utility Regulatory Policies Act of 1978. We own approximately 54% of the equity value of Biogas (and 80% of its voting power) and Cinergy Energy, an indirect subsidiary of Cinergy Corp. ("Cinergy"), a New York Stock Exchange listed company, owns the balance of Biogas' equity and voting power. We hold a 67.5% partnership interest and our subsidiary Biogas holds a 32.5% partnership interests in ZFC Royalty Partners, a partnership which receives royalty payments from certain Biogas projects. It is anticipated that either (i) such partnership interests will be sold in connection with the sale of Biogas pursuant to the Plan or (ii) the project companies will purchase the royalty interests from ZFC Royalty Partners who would, in turn, distribute the proceeds of such sale to

Biogas and us pro rata to our partnership interests. Biogas would in turn distribute its share of the proceeds to Cinergy Energy and us pro rata to our stockholder interests in Biogas. Either the sale of the partnership interests in ZFC Royalty Partners or the purchase of the royalty interests and distribution to us of our share of the purchase proceeds would be considered a transaction under the Plan and any "net proceeds" we receive in either transaction would be counted toward the $15 million threshold. See "Proposal I - To Approve and Adopt the Plan - Description of Certain Assets Proposed to be Sold."

Q:    Who Are The Potential Buyers Of These Businesses?
A:    We currently contemplate that these businesses may be bought by a Canadian income fund. A Canadian income fund is an open ended, limited purpose trust that is or would be organized under the laws of Ontario, Canada. Its investment objective is to provide its investors with a stable stream of cash flow. Accordingly it would look to acquire USE Canada and Biogas for their stable stream of cash flow. A transaction with a Canadian income fund could involve either an existing Canadian income fund (an "Existing Fund") or a newly organized Canadian income fund ("Newfund"). While we continue to explore a variety of strategic alternatives, we have been canvassing the market for interested buyers of energy assets of this type both in the domestic market and in the Canadian income fund market, as well as exploring a transaction with Newfund. In this connection, we expect to retain CIBC World Markets, Inc. ("CIBC") and the BMO Nesbitt Burns, Inc. ("BMO") to advise us on Newfund and to act as potential lead underwriters for Newfund. In addition we have engaged CIBC to act as a financial advisor respecting a potential sale of USE Canada. Newfund currently has no investors or assets and would raise the funds needed to buy USE Canada and Biogas by conducting an initial public offering of its trust units in Canada. After the units were sold and the funds were raised, Newfund would purchase from us for cash the shares or assets of Biogas, and USE Canada and ZFC Royalty Partners (and assume and/or satisfy certain liabilities associated with them, including our intercompany loans). It is contemplated that we would enter into contracts to perform management and development services for Newfund and that certain members of our management would serve as the management of Newfund. After the sale to Newfund or an Existing Fund we contemplate holding no ownership interest in USE Canada, Biogas, ZFC Royalty Partners or the Canadian income fund. However, although we have been evaluating and structuring a potential transaction with Newfund, we are not asking you to approve a transaction with Newfund. Instead, we are asking you to approve the Plan; a transaction with Newfund is merely one possible transaction that could be implemented under the Plan.

Q:       What Is The Board's Recommendation?

A:       The Board believes that adoption of the Plan is advisable and in our and your best interests and recommends that you approve the Plan.

Q:       What Is The Rationale For The Board's Recommendation?

A:       The Board's decision to adopt the Plan was the result of careful consideration of the benefits available to us if we recapitalize our balance sheet and monetize the assets which are the subject of the Plan. Due to lower equity valuations and an increase in debt restructurings as well as bankruptcies in the power sector, opportunities are becoming available to acquire and develop new energy projects. However, we are hindered from seizing on these opportunities because the public debt and equity capital markets remain inaccessible to us, especially given our limited trading volume and highly leveraged capital structure. Furthermore, while we have improved the efficiency and profitability of Biogas and USE Canada during the past two years, our largest subsidiary, Biogas, has not reached the level of profitability we expected. More specifically, even though the existing debt structure at Biogas is without recourse to us, the relatively high level of debt (approximately $75 million), high interest expenses and certain restrictive provisions of the credit facilities have reduced profitability.

         Therefore, we believe that we have a unique opportunity to recapitalize our balance sheet by eliminating or reducing burdensome debt and making ourselves more competitive. After reviewing various strategic alternatives during the past year, we concluded that the sale of Biogas and USE Canada to a newly created Newfund may potentially provide us with the greatest opportunity to achieve the highest value for those businesses. Such a transaction would provide sufficient proceeds to retire all project-related indebtedness at and/or below each principal subsidiary. In addition, the transactions to be effected pursuant to the Plan may allow us to gain access to financial and other resources on terms more favorable to us than are otherwise currently available. It is anticipated that the Plan would provide us with enhanced access to (i) lower cost funding options in both the public and private markets, (ii) an ability to pursue growth opportunities in both the United States and Canada, and
(iii) capital to realize profitable expansion opportunities within the current Biogas portfolio. Most importantly, it is anticipated that the Plan would provide us with financial flexibility and opportunities to greatly enhance shareholder value going forward. Accordingly, we intend to further evaluate the Newfund transaction and other alternatives to monetize the assets which are the subject of the Plan and re-deploy the proceeds in potentially more profitable energy projects that are available or may become available in the future including the post-sale development and expansion of certain Biogas projects sold under the Plan or retained by us.

Q:       What Will We Do If The Plan Is Approved?

A: We will continue to consider the various alternatives available to us. These alternatives include (i) continuing to operate these businesses and (ii) entering into a transaction pursuant to which one or more of USE Canada, Biogas and ZFC Royalty Partners would be sold to a third party, including to Newfund or an Existing Fund. Such transactions may also include agreements under which Cinergy and we would develop or expand certain Biogas projects sold pursuant to the Plan after the sale is completed. We would not be obligated to complete a transaction, even if it results in net proceeds to us of $15 million or more unless the Board determines that such a transaction would be expedient and in our best interests.

Q:       What Will We Do If The Plan Is Not Approved?

         A:      We will consider the various alternatives available to us.
These alternatives include (i) continuing to operate these businesses and (ii) selling USE Canada or other assets of ours which do not, in the aggregate, constitute substantially all of our assets. We would also satisfy payment obligations to consultants incurred in pursuing the Plan, including obligations incurred in connection with Newfund. To the extent that the Plan is not approved or we do not effect the Plan, Biogas may not have sufficient cash flow to repay or refinance its indebtedness when it comes due or to permit us to receive future cash distributions from Biogas.

Q:       How Much Net Proceeds Will We Receive From The Plan?

A: The net proceeds we will receive are not determinable with any degree of certainty. It depends on a variety of factors including the nature of any completed transaction (i.e., a sale to a strategic energy buyer), the trading yield in the Canadian income fund market (if a transaction with a Newfund or Existing Fund is completed), the gross proceeds of the transactions, the expenses of such transactions, the amount of any indebtedness underlying the assets to be sold that is to be retired (which we estimate to be approximately $94 million), the amount of any transaction related taxes to be paid by us and Biogas (which we do not expect to be material), the amount of any escrows or reserves for the benefit of the purchasers that must be funded in connection with such sales, and Cinergy's share of the proceeds, the amount of which share is dependent upon the amount to be allocated to the purchase price of Biogas, in which Cinergy has approximately a 46% interest (see "Certain Relationships and Related Transactions"). We will not effect a transaction if the net proceeds to us will be less than $15 million. While it is possible that the net proceeds to us will exceed $15 million, you should, in deciding how to vote, assume that the maximum proceeds and other benefits generated by this transaction will not exceed such amount. See "Proposal I - To Approve and Adopt the Plan - Risks Related to the Plan."

Q:       How Will The Proceeds From The Plan Be Used?

A: The proceeds of a transaction effected pursuant to the Plan will allow us the opportunity to reduce our high leverage, improve our capital structure and redeploy our equity capital in other potential energy projects consistent with our business and financial strategy. Accordingly, we anticipate that the gross proceeds we receive from the sale of assets would be used:
(i) to satisfy all of the indebtedness relating to the businesses being sold (approximately $94 million at June 30, 2003),
(ii) to satisfy the expenses incurred and to be incurred in completing the transactions contemplated by the Plan, estimated to be approximately $10 million in case of an initial public offering on behalf of Newfund and between $2 to $2.5 million in the case of sale to a strategic energy buyer,
(iii) to fund escrows and reserves required to be established for the benefit of purchasers,

(iv) to pay all transaction related taxes due from such subsidiaries (which we do not expect to be material) and

(v) to retire Cinergy Energy`s intercompany loan to Biogas (approximately $3 million as at June 30, 2003) and to pay Cinergy Energy its share of the Biogas' proceeds on account of its 45.74% ownership interest in Biogas.

The net proceeds received by us will be used:

(i) to pay our taxes due in respect of the transaction (which we do not believe will be material (see "Proposal I - To Approve and Adopt the Plan - Material Federal Income Tax Consequences"),
(ii) to make our share of reimbursement payments to certain former Zapco stockholders on account of indemnity payments made by them to Biogas (approximately $305,000, assuming there are $15 million in net proceeds all of which are attributable to Biogas, but in no case more than $813,900),
(iii)         for general corporate and working capital purposes,
(iv) to fund any post-sale development or expansion by us of certain Biogas projects sold under the Plan or retained by us and
(v)           to acquire and develop new energy projects.

We do not currently plan to make a distribution to stockholders from the proceeds from a sale of assets made pursuant to the Plan. We will have broad discretion on how to use the net sale proceeds; however, we plan to continue to acquire, develop and operate energy projects and businesses including, potentially, the post-sale development and expansion of certain Biogas projects sold under the Plan. See "Proposal I - To Approve and Adopt the Plan - Risks Related to the Plan."

Q:       From A Financial Perspective, How Have These Subsidiaries Performed?
A:       The following table provides certain historical information for the periods indicated for Biogas and USE Canada:

                   U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                        For the Three Months Ended March 31, 2003
                        (in thousands, except Earnings per Share)

                                                                                                 US Energy     US Energy
                                                                                Consolidated       Biogas        Canada     Other
                                                                                ------------     ---------     ---------    -----
              Revenues                                                          $  11,977         $ 5,718      $ 4,230      $ 2,029
              Costs and expenses:                                                  ------           -----        -----        -----
              Operating expenses                                                    6,273           2,179        3,151          943
              Operating, general & Administrative - non-recurring                       -               -            -            -
              General and administrative expenses                                   1,627             863          165          599
              Depreciation and amortization                                         1,182             881          184          117
              (Gain) from joint ventures                                                -               -            -            -
                                                                                    -----           -----        ------       -----
              Total costs and expenses                                              9,082           3,923        3,500        1,659
                                                                                    -----           -----        ------       -----
              (loss) Income from operations                                         2,895           1,795          730          370

              Interest income                                                         337             324            9            4
              Dividend Income                                                          20               -            -           20
              Interest expense                                                     (2,223)         (2,047)        (299)         123
              Gain (Loss) on Investments                                                -               -            -            -
              Minority interest                                                      (496)           (347)           -         (149)
                                                                                    -----           -----          -----      -----
              Income before taxes                                                     533            (275)         440          368
              Income tax (expense) benefit                                            487             597            -         (110)
                                                                                    -----            -----        -----       -----
              Net Income (loss)                                                 $   1,020         $   322      $   440      $   258
                                                                                    -----            -----        -----       -----
              Dividends on preferred stock                                           (209)
                                                                                    -----
              INCOME (LOSS) APPLICABLE TO COMMON STOCK                          $     811
                                                                                    =====
              INCOME (LOSS) PER SHARE OF COMMON STOCK:
              Income (loss) per share of common stock - basic                   $    0.07
              Income (loss)per share of common stock - diluted                  $    0.06

              Weighted average number of common stock outstanding - basic          11,950
              Weighted average number of common stock outstanding - diluted        17,115

              OTHER COMPREHENSIVE INCOME, NET OF TAX
              Net income (loss)                                                    1,020
              Foreign currency translation adjustment                                (85)
                                                                                 --------
              Total comprehensive income                                        $    935
                                                                                 ========

                   U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

               For the Twelve Month Period Ended December 31, 2002
                    (in thousands, except Earnings per Share)

                                                                                                US Energy  US Energy
                                                                                 Consolidated     Biogas    Canada      Other
                                                                                 ------------   ---------  ---------    ------
           Revenues                                                                 $ 39,941    $ 21,950   $ 10,021     $ 7,970
           Costs and expenses:                                                        ------      ------     ------       -----
           Operating expenses                                                         23,366      12,085      6,548       4,733
           Operating, general & Administrative - non-recurring                         7,534           -          -       7,534
           General and administrative expenses                                        11,267       5,925        652       4,690
           Depreciation and amortization                                               6,834       5,625        711         498
           (Gain) from joint ventures                                                    (60)          -          -         (60)
                                                                                      ------      ------      -----      ------
           Total costs and expenses                                                   48,941      23,635      7,911      17,395

           (loss) Income from operations                                              (9,000)     (1,685)     2,110      (9,425)
                                                                                       -----       -----      -----      ------
           Interest income                                                             1,688       1,561         40          87
           Dividend Income                                                                81           -          -          81
           Interest expense                                                           (8,805)     (8,282)    (1,039)        516
           Gain (Loss) on Investments                                                 (5,120)          -          -      (5,120)
           Minority interest                                                           1,000       1,487          -        (487)
                                                                                      ------       -----      -----      ------
           Income before taxes, cumulative effect of accounting change and
           disposal of a segment                                                     (20,156)     (6,919)     1,111     (14,348)
           Income tax (expense) benefit                                                7,108       5,418         97       1,593
                                                                                      ------       ------     -----      ------
           Income before cumulative effect of accounting change and disposal
           of a segment                                                              (13,048)     (1,501)     1,208     (12,755)

           Loss on Disposal of Segment (net of tax $1,080,000)                        (1,619)          -          -           -
           Cumulative effect of accounting change on years prior to 2002
           (net of tax $546,000)                                                        (754)          -          -           -
                                                                                       -----       -----       -----     ------
           Net Income (loss)                                                       $ (15,421)   $ (1,501)   $ 1,208    $(12,755)
                                                                                      ======       =====      =====      ======
           Dividends on preferred stock                                                 (831)

           INCOME (LOSS) APPLICABLE TO COMMON STOCK                                $ (16,252)


           INCOME (LOSS) PER SHARE OF COMMON STOCK:
           Income (loss) per share of common stock - basic                         $   (1.33)
           Income (loss)per share of common stock - diluted                        $   (1.33)

           Weighted average number of common stock outstanding - basic                12,186
           Weighted average number of common stock outstanding - diluted              17,351

           OTHER COMPREHENSIVE INCOME, NET OF TAX
           Net income (loss)                                                      $  (15,421)
           Foreign currency translation adjustment                                       295
                                                                                      ------
           Total comprehensive income                                             $  (15,126)
                                                                                      ======

For further information about the performance of these subsidiaries, please see The Management's Discussion and Analysis or Plan of Operations contained in our Annual Report to Shareholders for the year ended December 31, 2002, a copy of which accompanies this proxy statement.

Q:       Why Are We Requesting Your Approval Of The Plan Rather Than Seeking
Your Approval Of A Specific Transaction?

A: The Plan allows us to retain the flexibility to complete a transaction on terms that may be more favorable to us than the current possibilities. Although we are not aware of any other transaction that we believe to be more favorable to us than the Newfund transaction, the general approval we are seeking will allow us to engage in transactions with other parties with respect to USE Canada and Biogas without seeking further authorization from our stockholders. In addition, approval of the Plan allows us to complete a Newfund transaction on terms that are different than the terms of the proposed transaction described in this proxy statement. Further, by obtaining stockholder approval in advance of the finalization of the terms of a specific transaction, we will be able to proceed more quickly to capitalize on advantageous market conditions and offers provided that any specific transaction meets the conditions of the Plan.

Q: Do Any Of Our Executive Officers, Directors Or Five Percent Or Greater Stockholders Derive Any Personal Benefit From The Plan That Is Different From The Benefits Derived By Our Other Stockholders?

A: Some of our executive officers, directors and five percent or greater stockholders may derive benefits from the Plan that are not available to other stockholders. See "Proposal I - To Approve and Adopt the Plan - Interests of Related Parties in the Plan."

Q: What Are The United States Federal Income Tax Consequences To Me?

A: You will not be subject to federal income tax as a result of the implementation of the Plan. See "Proposal I - To Approve and Adopt the Plan - Material Federal Income Tax Consequences."

Q: What Are The United States Federal Income Tax Consequences To US Energy Of The Plan?

A: We believe that even though a transaction effected pursuant to the Plan will result in a taxable gain to us, a substantial portion of such gain should be offset by our currently available federal income tax net operating and net capital loss carry forwards. However, the tax consequences to us may be different under different circumstances. See "Proposal I - To Approve and Adopt the Plan - Material Federal Income Tax Consequences" and "Proposal I - To Approve and Adopt the Plan - Risks Related to the Plan."

Q: What Vote Is Required To Approve The Plan?

A: The approval of more than 50% of the voting power of our outstanding shares of capital stock (other than the Series B Preferred Stock) is required. We believe that some of our principal stockholders, who hold at least 34% of our outstanding voting power, will vote in favor of the Plan.

Q: Do I Have The Right Under The Delaware General Corporation Law To Have The Value Of My Shares Determined By A Court?

A: No. The Delaware General Corporation Law does not afford you the right to dissent from this transaction and have the value of your shares determined by a court.

Q: What Regulatory Requirements Must Be Satisfied To Complete The Sale Of Assets Pursuant To The Plan?

A: These requirements will vary depending on, among other things, the nature and structure of the transaction, the size of the parties to the transaction and the purchase price. We may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to obtain the approval of the Federal Trade Commission and the Department of Justice. We may also be required, on account of the change of control of the businesses being sold, to obtain approvals from various federal, state and foreign governmental authorities before the completion of a transaction pursuant to the Plan, or to notify such authorities, either before or after the completion of a transaction pursuant to the Plan. These approvals will be sought and these notifications given as and when required by the applicable regulations. Newfund is required to obtain various governmental approvals in Canada to sell its trust units and it will seek such approvals when it files its preliminary prospectus with the appropriate Canadian authorities. We believe we will be able to obtain all required material regulatory approvals to effect a Newfund transaction on a timely basis.

Q: What Do I Need To Do Now?

A: After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting.

Q: Can I Change My Vote After I Have Mailed My Signed Proxies?

A: Yes. You may change your vote at any time before proxies are voted at the meeting. If you are a stockholder of record you can change your vote by (i) sending a written notice to our Secretary, Allen Rothman, at U.S. Energy Systems, Inc., One North Lexington Avenue, 4th Floor, White Plains, New York 10601, stating that you would like to revoke your proxy, (ii) completing and submitting a new proxy or (iii) attending the meeting and voting in person. If you are not a stockholder of record (i.e., if your US Energy shares are held in "street name"), you should contact the broker or other person holding your shares for instructions on changing your vote.

Q: If My Shares Are Held In "Street Name" By My Broker, Will The Broker Vote These Shares On My Behalf?

A: Your broker will vote your shares only if you instruct your broker in writing on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: Who Can Help Answer Questions?

A: If you have any additional questions about the Plan or if you need additional copies of this proxy statement or any public filings referred to in this proxy statement, you should contact: Allen J. Rothman - Vice President and General Counsel at (914) 993-6443.

                   PROPOSAL I - TO APPROVE AND ADOPT THE PLAN

Background and Reasons for the Plan.

         The Board's decision to adopt the Plan was the result of careful consideration of the benefits available to us if we recapitalize our balance sheet and monetize the assets which are the subject of the Plan. Due to lower equity valuations and an increase in debt restructurings as well as bankruptcies in the power sector, opportunities are becoming available to, acquire and develop new energy projects. However, we are hindered from seizing on these opportunities because the public debt and equity capital markets remain inaccessible to us, especially given our limited trading volume and highly leveraged capital structure. Furthermore, while we have improved the efficiency and profitability of Biogas and USE Canada during the past two years, our largest subsidiary, Biogas, has not reached the level of profitability we expected. More specifically, even though the existing debt structure at Biogas is without recourse to us, the relatively high level of debt (approximately $75 million), high interest expenses and certain restrictive provisions of the credit facilities have reduced profitability.

         Therefore, we believe that we have a unique opportunity to recapitalize our balance sheet by eliminating or reducing burdensome debt and making ourselves more competitive. After reviewing various strategic alternatives during the past year, we concluded that the sale of Biogas and USE Canada to a newly created Newfund may potentially provide us with the greatest opportunity to achieve the highest value for those businesses. Such a transaction would provide sufficient proceeds to retire all project-related indebtedness at and/or below each principal subsidiary. In addition, the transactions to be effected pursuant to the Plan may allow us to gain access to financial and other resources on terms more favorable to us than are otherwise currently available. It is anticipated that the Plan would provide us with enhanced access to (i) lower cost funding options in both the public and private markets, (ii) an ability to pursue growth opportunities in both the United States and Canada, and
(iii) capital to realize profitable expansion opportunities within the current Biogas portfolio. Most importantly, it is anticipated that the Plan would provide us with financial flexibility and opportunities to greatly enhance shareholder value going forward. Accordingly, we intend to further evaluate the Newfund transaction and other alternatives to monetize the assets which are the subject of the Plan and re-deploy the proceeds in potentially more profitable energy projects that are available or may become available in the future including the post-sale development and expansion of certain Biogas projects sold under the Plan or retained by us.

Description of the Plan
General. If the Plan is approved by our stockholders, the Board, without further stockholder approval, shall be authorized to approve the sale of the stock or assets of Biogas and USE Canada and our partnership interests in ZFC Royalty Partners upon terms and conditions which the Board deems expedient and in our best interests, provided that:

         (a) our Board of Directors determines that such transactions are expedient and in our best interests,

         (b) the definitive contract with respect to such transaction is signed no later than the second anniversary of this meeting, and

         (c) such transaction or series of transactions results in net proceeds to us (payable in cash or other immediately available funds promptly following the closing) in respect of the stock or assets being sold and the repayment of principal currently outstanding and accrued interest due on our intercompany loans to such subsidiaries (approximately $5.27 million as at June 30, 2003) of at least $15 million after:

(i) retirement of all outstanding indebtedness relating to the assets being sold (other than intercompany loans made by us) which as of June 30, 2003 is approximately $94 million,
(ii) payment of all transaction related expenses, estimated, depending on the transaction that is completed, to range from $2 million to $10 million,
(iii) funding of all escrows and reserves required by the purchasers in such transactions,

(iv) the payment of all transaction related taxes due from such subsidiaries (which we do not expect to be material) and

(v) payment of all amounts to Cinergy Energy on account of its 45.74% equity interest in Biogas and principal and accrued interest due on Cinergy Energy's stockholder loan to Biogas (approximately $3 million as at June 30, 2003), but before:

(i) our transaction related taxes (which we do not believe will be material) and
(ii) our share of any reimbursement obligations to former Zapco stockholders (approximately $305,000, assuming there are $15 million in net proceeds, all of which are allocable to Biogas, but in no case more than $813,900).

We refer to the authorization to enter into these transactions as "the Plan."

Assets included in Plan. The assets included in the Plan are Biogas, USE Canada and our partnership interests in ZFC Royalty Partners.

Administration of Plan. All determinations with respect to the administration and implementation of the Plan (including whether the threshold price is achieved and the scope of the assets to be included in the Plan) shall be made in the good faith judgment of our Board of Directors whose determinations with respect to such matters shall be final and binding. It is anticipated that to the extent proceeds are paid in a foreign currency, we shall use the most favorable exchange rate (from the standpoint of the U.S. dollar) reported by the Wall Street Journal during the ten day period immediately preceding the completion of such transaction in calculating whether the threshold has been satisfied.

Manner of Sale. The Plan does not specify the manner in which we can effect transactions pursuant to the Plan and such transactions could take the form of the sale of the stock or the assets of Biogas or USE Canada or any of their direct or indirect subsidiaries or a single sale of all or substantially all of our assets or a combination of the foregoing. In addition, we anticipate that in connection with the sale of Biogas either our partnership interests in ZFC Royalty Partners will be sold or the royalty rights held by ZFC Royalty Partners will be purchased and our share of the proceeds of such sale distributed to us.

Sales to Affiliates. The Plan does not limit our ability to effectuate transactions with our affiliates. We may sell Biogas, USE Canada or ZFC Royalty Partners pursuant to the Plan to Newfund which is an entity in which we do not have an ownership interest and in which we do not anticipate obtaining an ownership interest in the near future and whose governing body we do not anticipate having the ability to control; however, we would expect to have management and development contracts with Newfund and certain members of our management may serve as managers of Newfund. Nonetheless if we do not sell Biogas and Use Canada to Newfund we would have the authority, if the Plan is approved, to sell them to an affiliate subject to the requirements of the Plan.

Use of Proceeds. The proceeds of a transaction effected pursuant to the Plan will allow us the opportunity to reduce our high leverage, improve our capital structure and redeploy our equity capital in other potential energy projects consistent with our business and financial strategy. Accordingly we anticipate that the gross proceeds we receive from the sale of assets would be used:
(i) to satisfy all of the indebtedness relating to the businesses being sold (approximately $94 million at June 30, 2003),
(ii) to satisfy the expenses incurred and to be incurred in completing the transactions contemplated by the Plan, estimated to be approximately $10 million in case of an initial public offering on behalf of Newfund and between $2 to $2.5 million in the case of sale to a strategic energy buyer,
(iii) to fund escrows and reserves required to be established for the benefit of purchasers,
(iv) for the payment of all transaction related taxes due from such subsidiaries (which we do not expect to be material) and
(v) to retire Cinergy Energy`s intercompany loan to Biogas (approximately $3 million as at June 30, 2003) and to pay Cinergy Energy its share of the Biogas' proceeds on account of its 45.74% ownership interest in Biogas.

The net proceeds received by us will be used:

(i) to pay our taxes due in respect of the transaction (which we do not believe will be material (see "Proposal I - To Approve and Adopt the Plan - Material Federal Income Tax Consequences"),
(ii) to make our share of reimbursement payments to certain former Zapco stockholders on account of indemnity payments made by them to Biogas (approximately $305,000, assuming there are $15 million in net proceeds all of which are attributable to Biogas, but in no case more than $813,900),
(iii)         for general corporate and working capital purposes,
(iv) to fund any post-sale development or expansion by us of certain Biogas projects sold under the Plan or retained by us, and
(v)           to acquire and develop new energy projects.

We do not currently plan to make a distribution to stockholders from the proceeds from a sale of assets made pursuant to the Plan. We will have broad discretion on how to use the net sale proceeds; however, we plan to continue to acquire, develop and operate energy projects and businesses. See "Proposal I - To Approve and Adopt the Plan - Risks Related to the Plan."

Fairness Opinion. We will not obtain an appraisal, fairness opinion or any similar report or opinion in connection with (i) our establishing the $15 million threshold or (ii) any transaction effected pursuant to the Plan.

Abandonment of Plan. Under the Plan, we may, at any time and for any reason whatsoever, terminate the implementation of the Plan or any transaction contemplated thereby without further stockholder action.

Newfund Transaction
         We have evaluated a number of methods of enhancing stockholder value and as part of such evaluation have considered the sale of our two principal subsidiaries, USE Canada and Biogas, as a means of reducing our debt, improving our capital structure and focusing our capital and other resources in other potential energy projects. In connection therewith, we have canvassed the market for interested strategic buyers and have engaged in discussions with certain such buyers. We currently believe that we can obtain the best terms for such a transaction by selling these businesses to a newly organized Canadian income fund (i.e., Newfund). Set forth below are the material terms and conditions currently contemplated for the proposed Newfund transaction. No assurance can be given that such transaction will be completed or that if completed, it will be on the terms and conditions described below. The purchase price and other terms and conditions of the Newfund transaction have not been definitely determined although any transaction to be effectuated pursuant to the Plan must generate at least $15 million in net proceeds to us in accordance with the Plan. Even if this transaction would generate net proceeds to us of $15 million or more we will not complete the transaction if our Board of Directors does not believe that it would be expedient and in our best interests. You are not being asked to approve a Newfund transaction. Instead, we are asking you to approve the Plan: a transaction with Newfund is merely one possible transaction that could be implemented under the Plan.


Newfund :                               Newfund has not yet been formed.  However, it is anticipated that Newfund would be an unincorporated open ended trust that would be organized in
                                        Ontario, Canada.  Until the closing, it would not have material assets and would obtain the funds needed to complete the purchase of these businesses from an initial public offering in Canada of its trust units and from borrowings under its credit facilities from one or more bank lenders in the United States or Canada.  Newfund's trustees (the equivalent of a board of directors) will consist of persons unaffiliated with us.

Manager:                                We would manage Newfund and would provide it with specified management and administrative services for which we will be reimbursed on a cost recovery basis and receive a management fee. We may consider subcontracting with third parties to perform such services as we deem appropriate.

                                       15


                                        During the term of the management agreement, we would provide Newfund with a right of first offer on any energy projects we determine to sell.

Management Agreements:                  The management agreements would be long term agreements with renewal options.  We would be entitled to a market-based annual fee.  We would also be entitled to an incentive fee based on increases in distributable cash flow in any given year in excess of Newfund's forecasted distributable cash flow.  Compensation from the management agreements will not be included in calculating the net proceeds to us for determining whether the $15 million threshold price contained in the Plan has been satisfied because receipt of compensation is conditioned upon events occurring after the closing of the Newfund transaction.  It is possible that we will consummate a sale of Biogas or USE Canada in a transaction in which we will not be engaged to provide any management services and thus will receive no management fees or other management compensation.

Development Agreement:                  A development agreement would be entered into with Newfund pursuant to which we and Cinergy would own the development rights to and would develop, upgrade or expand four projects currently owned and operated by
                                        Biogas and that would be included as part of the business sold in the
                                        Newfund transaction or retained by us. We contemplate that such development rights would be owned in a newly formed special purpose subsidiary ("Developco") expected to be owned by Cinergy and us pro rata to our stock ownership of Biogas and capitalized with funds from net proceeds from the sales effected pursuant to the Plan.  Newfund would be required to pay Developco for the development and expansion work when an upgrade or expansion is completed and satisfies certain objective criteria, including demonstrating that it would be accretive to the Fund and not negatively impact its stability rating.  We expect that a substantial portion of such payment would be made upon completion and a portion would be paid at the end of a defined period thereafter provided the project developed by us met projected performance metrics.  We currently estimate that our capital investment in Developco for the upgrade of these four projects would be approximately $10 million and would provide a competitive return based on New Fund's anticipated trading yield.

                                        If Developco failed to proceed diligently with the development as measured by defined milestones, it is contemplated Newfund would have the right to purchase Developco or its assets and proceed to develop the projects for a set price. Compensation from the development agreement will not be included in calculating the net proceeds to us for determining whether the $15 million threshold price contained in the Plan has been satisfied because receipt of compensation is conditioned upon events occurring after the closing of the Newfund transaction. It is possible that we will consummate a sale of Biogas or USE Canada in a transaction in which we will not be engaged to provide any development services or will be engaged on terms different than those described above.

Acquisition Agreements:                 The agreements pursuant to which our business would be sold to Newfund and the underwriting agreement pursuant to which Newfund would conduct its initial public offering of trust units would contain customary representations and warranties for transactions of this nature, which representations and warranties would survive the completion of these transactions for varying periods.  We would be obligated, subject to limitations, to indemnify various parties for losses resulting from a breach of the representations and warranties and from certain misstatements or omissions in the Newfund prospectus.  See "--Risks
                                        Related to the Plan."  These agreements would also contain other customary terms and conditions including conditions that must be satisfied before the Newfund transaction is completed and the parties'
                                        obligations following the consummation of the transaction.

Alternative Transaction Fee:             In the event that we do not complete the Newfund transaction and we complete an alternative transaction involving the sale, recapitalization or refinancing of USE Canada and Biogas, or Biogas alone, under certain circumstances we may be required to pay an alternative transaction fee to the Underwriters for the Newfund tranaction up to 5.25%
                                         of the lesser of (i) Cdn. $170 million; and (ii) the total value of the alternative transaction.


Expenses:                                We will also be responsible for paying the legal, accounting and certain other fees incurred in connection with the Newfund Transaction regardless of whether or not we complete the Newfund transaction or some alternative transaction.

Pro Forma Financial Information

         The Unaudited Pro Forma Information we are furnishing in the following tables reflects the impact upon our financial statements of the sale of USE Canada and Biogas and ZFC Royalty Partners on January 1, 2002 in a transaction in which we received $15,000,000 in net proceeds. This Information is intended to provide you with a clearer understanding of us as it will exist immediately prior to and after the sale of the businesses we contemplate selling under the Plan.

         Our Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2002, and Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2002, and the three months ended March 31, 2003, have been prepared to reflect the effects on our historical results of the transfer to a third party of substantially all of the assets and liabilities of the Biogas, USE Canada and ZFC Royalty Partners in a transaction in which we received net proceeds to us (payable in cash promptly following the closing) in respect of the assets being sold and the repayment of principal currently outstanding and accrued interest due on our intercompany loans to such subsidiaries (approximately $5.27 million as at June 30, 2003) of $15 million after (i) retirement of all outstanding indebtedness relating to the assets being sold (other than intercompany loans made by us) which as of June 30, 2003 is approximately $9 million, (ii) payment of all transaction related expenses, estimated, depending on the transaction that is completed, to range from $2 million to $10 million, (iii) funding of all escrows and reserves required by the purchasers in such transactions, (iv) the payment of all transaction related taxes due from such subsidiaries and (v) payment of all amounts to Cinergy Energy on account of its 45.74% equity interest in Biogas and principal and accrued interest due on Cinergy Energy's stockholder loan to Biogas.

         This information assumes (1) that we have not paid our transaction related taxes, (2) neither the indemnification payment by former Zapco stockholders to Biogas nor our payment of our share of reimbursement to such former stockholders has occured, (3) we have not entered into any management or development arrangement with the purchaser and (4) we have not made any acquisitions with the proceeds.

         The Unaudited Pro Forma Information has been prepared as if the transactions occurred on January 1, 2002. The pro forma financial information set forth below is unaudited and not necessarily indicative of the results that would actually have occurred if the transactions had been consummated as of January 1, 2002, or the results which may be obtained in the future.

         The pro forma adjustments are based on available information and upon certain assumptions that management believes are reasonable. The Unaudited Pro Forma Information should be read in conjunction with our historical financial statements, including the related notes thereto contained in our Annual Report for the year ended December 31, 2002 and the Quarterly Report for the three months ended January 31, 2003.

                    U.S. ENERGY SYSTEMS, INC AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET             March 31, 2003
                                 (in thousands)

                                        PRO FORMA

          ASSETS                                                                                US Energy    US Energy
          Curret Assets:                                                         Consolidated     Biogas       Canada
                                                                                 ------------   ---------    ---------
          Cash                                                                   $    3,253    $    (491)   $  (1,065)
          Restricted Cash                                                            14,498      (13,136)           -
          Accounts Receivable (less allowance for doubtful accounts $1,200,000)      10,677       (5,017)      (2,227)
          Installments Sale Partnership Interest and Interest Receivable,
          Current Portion                                                             4,926       (3,146)           -
          Other Current Assets                                                        2,636          654         (800)
                                                                                     ------       -------       ------
          Total Current Assets, Net                                                  35,990      (21,136)      (4,092)

          Property, Plant and Equipment, Net                                         64,578      (46,333)     (16,977)
          Construction in Progress                                                    3,944       (2,494)      (1,450)
          Installment Sale Partnership Interest, less Current Portion                14,189      (14,189)           -
          Notes Receivable                                                           51,450            -            -
          Investments                                                                 7,619       (1,108)           -
          Deferred Costs, including Debt Issuance Costs, Net of
          Accumulated Amortization                                                    3,083       (3,083)           -
          Goodwill                                                                   28,148      (28,148)           -
          Deferred Tax Asset                                                         17,892      (12,135)      (1,409)
          Other Assets                                                                  232            -         (162)
                                                                                    -------      -------       -------
          Total Assets                                                           $  227,125    $(128,626)   $ (24,090)
                                                                                    =======      ========      =======
          LIABILITIES
          Current Liabilities:
          Current Portion Long-Term Debt                                         $    6,235     $ (5,316)    $   (787)
          Notes Payable - Stockholder                                                 6,132       (6,132)           -
          Accounts Payable and Accrued Expenses                                      13,702      (10,288)      (1,935)
          Deferred Revenue Installment Sale Partnership Interest,
          Current Portion                                                             1,007       (1,007)           -
                                                                                     ------       ------        ------
          Total Current Liabilities                                                  27,076      (22,743)      (2,722)

          Long-Term Debt less Current Portion                                       112,124      (51,504)     (15,168)
          Notes Payable - Stockholder                                                 4,798       (4,798)           -
          Deferred Revenue Installment Sale Partnership Interest, less
          Current Portion                                                             5,679       (5,679)           -
          Rate Incentive Liability                                                   17,219      (17,219)           -
          Advances from Joint Ventures                                                  102            -            -
                                                                                     ------       -------        ------
          Total Liabilities                                                         166,998     (101,943)     (17,890)

          Minority Interests                                                         17,804      (12,168)           -

          Preferred Stock, $.01 par Value, Authorized 10,000,000 Shares:
          Series B, Cumulative, Convertible, Issued and Outstanding 368 Shares   $       -     $       -          $ -
          Series C Cumulative, Convertible, Issued and Outstanding 100,000 Shares         1            -            -
          Series D, Cumulative, Convertible, Issued and Outstanding 1,138,888 Shares     11            -            -
          Common Stock, $.01 par Value, Authorized 50,000,000 Shares,
          issued 12,333,613                                                             123          (18)           -
          Treasury Stock, 383,450 Shares of Common Stock at Cost                     (1,805)           -            -
          Additional Paid-in Capital                                                 65,511      (13,430)      (1,979)
          Accumulated Deficit                                                       (22,134)      (1,067)      (4,727)
          Foreign Currency Translation Adjustment                                       616            -          506
                                                                                     -------      -------       ------
          Stockholders' Equity                                                       42,323      (14,515)      (6,200)
                                                                                     -------      -------       ------
          Total Liabilities and Stockholders' Equity                                227,125    $(128,626)   $ (24,090)
                                                                                    =======      =======       =======

(CON'T)


                   U.S. ENERGY SYSTEMS, INC AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET              March 31, 2003
                                 (in thousands)



          ASSETS                                                                 Pro Forma
          Curret Assets:                                                        Adjustments    Pro Forma
                                                                                -----------    ---------
          Cash                                                                       15,000     $ 16,697
          Restricted Cash                                                                 -        1,362
          Accounts Receivable (less allowance for doubtful accounts $1,200,000)           -        3,433
          Installments Sale Partnership Interest and Interest Receivable,
          Current Portion                                                                 -        1,780
          Other Current Assets                                                            -        2,490
                                                                                     ------       ------
          Total Current Assets, Net                                                  15,000       25,762

          Property, Plant and Equipment, Net                                              -        1,268
          Construction in Progress                                                        -            -
          Installment Sale Partnership Interest, less Current Portion                     -            -
          Notes Receivable                                                                -       51,450
          Investments                                                                  (920)       5,591
          Deferred Costs, including Debt Issuance Costs, Net of
          Accumulated Amortization                                                        -            -
          Goodwill                                                                        -            -
          Deferred Tax Asset                                                          3,112        7,460
          Other Assets                                                                    -           70
                                                                                      ------      ------
          Total Assets                                                             $ 17,192     $ 91,601
                                                                                     =======      ======
          LIABILITIES
          Current Liabilities:
          Current Portion Long-Term Debt                                           $      -        $ 132
          Notes Payable - Stockholder                                                     -            -
          Accounts Payable and Accrued Expenses                                           -        1,479
          Deferred Revenue Installment Sale Partnership Interest,
          Current Portion                                                                 -            -
                                                                                      ------       ------
          Total Current Liabilities                                                                1,611

          Long-Term Debt less Current Portion                                             -       45,452
          Notes Payable - Stockholder                                                     -            -
          Deferred Revenue Installment Sale Partnership Interest, less
          Current Portion                                                                 -            -
          Rate Incentive Liability                                                        -            -
          Advances from Joint Ventures                                                    -          102
                                                                                      -------      ------
          Total Liabilities                                                               -       47,165

          Minority Interests                                                              -        5,636

          Preferred Stock, $.01 par Value, Authorized 10,000,000 Shares:
          Series B, Cumulative, Convertible, Issued and Outstanding 368 Shares     $      -          $ -
          Series C Cumulative, Convertible, Issued and Outstanding 100,000 Shares         -            1
          Series D, Cumulative, Convertible, Issued and Outstanding 1,138,888 Shares      -           11
          Common Stock, $.01 par Value, Authorized 50,000,000 Shares,
          issued 12,333,613                                                              (2)         103
          Treasury Stock, 383,450 Shares of Common Stock at Cost                          -       (1,805)
          Additional Paid-in Capital                                                 16,713       66,815
          Accumulated Deficit                                                           481      (27,447)
          Foreign Currency Translation Adjustment                                         -        1,122
                                                                                     ------       ------
          Stockholders' Equity                                                       17,192       38,800
                                                                                     ------       ------
          Total Liabilities and Stockholders' Equity                               $ 17,192     $ 91,601
                                                                                     ======       ======

                   U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 For the Three Month Period Ended March 31, 2003
                    (in thousands, except Earnings per Share)
                                    PRO FORM

                                                                                                  US Energy   US Energy
                                                                                 Consolidated      Biogas       Canada     Pro Forma
                                                                                 ------------      ---------   ---------   ---------

           Revenues                                                               $ 11,977        $ 5,754     $ 4,230      $ 1,993
           Costs and expenses:                                                      ------          -----       -----        -----
           Operating expenses                                                        6,273          2,179       3,151          943
           General and administrative expenses                                       1,627            863         165          599
           Depreciation and amortization                                             1,182            881         184          117
           (Gain) from joint ventures                                                    -              -           -            -
                                                                                     -----          -----       -----        -----
           Total costs and expenses                                                  9,082          3,923       3,500        1,659

           (loss) Income from operations                                             2,895          1,831         730          334
                                                                                     -----          -----       -----        ------
           Interest income                                                             337            324           9            4
           Dividend Income                                                              20              -           -           20
           Interest expense                                                         (2,223)        (2,047)       (299)         123
           Minority interest                                                          (496)          (347)          -         (149)
                                                                                     -----          ------
           Income before taxes                                                         533           (239)        440          332
           Income tax (expense) benefit                                                487            583           -          (96)
                                                                                     -----          ------        ----        -----
           Net Income                                                                1,020            344         440          236
                                                                                     =====          ======        ====        =====
           Dividends on preferred stock                                               (209)                                   (209)
                                                                                     -----                                    ----
           INCOME (LOSS) APPLICABLE TO COMMON STOCK                               $    811                                 $    27
                                                                                     =====                                    ====

           INCOME (LOSS) PER SHARE OF COMMON STOCK:
           Income (loss) per share of common stock - basic                        $   0.07                                 $  0.00
                                                                                     =====                                    ====
           Income (loss)per share of common stock - diluted                       $   0.06                                 $  0.00
                                                                                     =====                                    ====
           Weighted average number of common stock outstanding - basic              11,950                                  12,186
                                                                                    ======                                  ======
           Weighted average number of common stock outstanding - diluted            17,115                                  17,351
                                                                                    ======                                  ======
           OTHER COMPREHENSIVE INCOME, NET OF TAX
           Net income (loss)                                                      $  1,020                                 $   236
           Foreign currency translation adjustment                                     (85)             -       (506)          421
                                                                                    -------                    ------        ------

           Total comprehensive income                                             $    935                                 $   657
                                                                                    =======                                  ======

                   U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

               For the Twelve Month Period Ended December 31, 2002
          (in thousands, except Earnings per Share)                                           US Energy  US Energy
                                 Pro Forma                                      Consolidated    Biogas      Canada    Pro Forma
                                                                                ------------   --------   ----------  ---------
           Revenues                                                             $ 39,941      $ 22,199   $ 10,021    $ 7,721
           Costs and expenses:                                                    ------        ------     ------      -----
           Operating expenses                                                     23,366        12,085      6,548      4,733
           Operating, general & Administrative - non-recurring                     7,534             -          -      7,534
           General and administrative expenses                                    11,267         5,925        652      4,690
           Depreciation and amortization                                           6,834         5,625        711        498
           (Gain) from joint ventures                                                (60)            -          -        (60)
                                                                                  ------        ------      -----     ------
           Total costs and expenses                                               48,941        23,635      7,911     17,395

           (loss) Income from operations                                          (9,000)       (1,436)     2,110     (9,674)
                                                                                   -----         -----      -----      -----
           Interest income                                                         1,688         1,561         40         87
           Dividend Income                                                            81             -          -         81
           Interest expense                                                       (8,805)       (8,282)    (1,039)       516
           Gain (Loss) on Investments                                             (5,120)            -          -     (5,120)
           Minority interest                                                       1,000         1,487          -       (487)
                                                                                  ------         -----      ------    -------
           Income before taxes, cumulative effect of accounting change and
           disposal of a segment                                                 (20,156)       (6,670)     1,111    (14,597)
           Income tax (expense) benefit                                            7,108         5,323         97      1,688
           Income before cumulative effect of accounting change and               ------         -----      -----     ------
           disposal of segments                                                  (13,048)       (1,347)     1,208    (12,909)

           Loss on Disposal of Segments (net of tax $ 3,112,000)                       -            -         -       (4,668)
           Loss on Disposal of Segment (net of tax $1,080,000)                    (1,619)           -         -       (1,619)
           Cumulative effect of accounting change on years prior to 2002
          (net of tax $546,000)                                                     (754)           -         -         (754)
                                                                                  -------         -----     ------    -------
           Net Income (loss)                                                   $ (15,421)     $ (1,347)   $ 1,208  $ (19,950)
                                                                                  ------         ------     ------    -------
           Dividends on preferred stock                                             (831)                               (831)
                                                                                  -------                             -------
           INCOME (LOSS) APPLICABLE TO COMMON STOCK                            $ (16,252)                          $ (20,781)
                                                                                  ------                              -------

           INCOME (LOSS) PER SHARE OF COMMON STOCK:
           Income (loss) per share of common stock - basic                       $ (1.33)                            $ (1.71)
                                                                                  ======                              ======
           Income (loss)per share of common stock - diluted                      $ (1.33)                            $ (1.71)
                                                                                  ======                              ======
           Weighted average number of common stock outstanding - basic            12,186                              12,186
                                                                                  ======                              ======
           Weighted average number of common stock outstanding - diluted          17,351                              17,351
                                                                                  ======                              =======
           OTHER COMPREHENSIVE INCOME, NET OF TAX
           Net income (loss)                                                   $ (15,421)                         $ (19,950)
           Foreign currency translation adjustment                                   295           -        604        (309)
                                                                                  =======                  =====     =======
           Total comprehensive income                                          $ (15,126)                         $ (20,259)
                                                                                  ======                             ======

Material Federal Income Tax Consequences

         The following discussion is a summary of the material federal income tax consequences to us and to our stockholders relevant to our adoption and implementation of the Plan. The discussion does not deal with all of the tax consequences of the Plan that may be relevant to every stockholder. You should therefore consult your own tax advisors as to the tax consequences associated with the adoption and implementation of the Plan under applicable federal, state, local and foreign tax laws. The discussion of tax consequences that follows is based upon the provisions of the Internal Revenue Code of 1986 (the "Code"), existing regulations promulgated thereunder, Internal Revenue Service rulings, and unofficial pronouncements and judicial decisions in effect on the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect.
Tax Consequences to us. We believe that even though the transaction to be effected pursuant to the Plan will result in a taxable gain for us, such gain should be significantly offset by our currently available net operating loss and net capital loss carry forwards. However, the tax consequences may be different, if (i) the total proceeds, generated from the Plan significantly exceeds $15 million or (ii) the income tax basis or net operating loss or net capital loss carry forwards available to reduce or offset such gains are significantly less that what we expect them to be.

Tax Consequences to stockholders. You will not be subject to federal income tax as a result of a transaction effected pursuant to the Plan.

Interests of Related Parties in the Plan

         Set forth below is a description of the interests that our officers, directors and five percent or greater stockholders have in the Newfund transaction, as currently contemplated. Inasmuch as the terms of any alternative transaction have not been identified, we are unable to describe the interests that these insiders might have in an alternative transaction.

         Some of our officers and directors may serve in managerial capacities with Newfund. Depending upon the final terms of a Newfund transaction, certain of such officers may be compensated by Newfund for performing these services, compensated by us in a manner consistent with our general compensation policies or some combination of the two. Such officers may purchase units of Newfund.

         Cinergy Energy, a stockholder of Biogas, will receive its pro-rata proceeds (based on its ownership of approximately 45.74% of Biogas' equity) from the sale of the Biogas businesses. Cinergy Energy would bear 45.74% of the expenses and receive 45.74% of the benefit under the Development Agreement with Newfund.

         Cinergy Energy and AJG Financial Services, Inc. a stockholder of US Energy, have directly or indirectly loaned money or guaranteed certain obligations on our behalf. These loans will be repaid from the proceeds of a Plan transaction and the guarantee obligations will be satisfied or discharged in connection with the repayment of such loans.

         Also, we may subcontract to Cinergy Energy our responsibility to supervise the Biogas operations following a sale of Biogas.

         Certain former stockholders of Zapco were obligated to indemnify us with respect to certain matters in connection with the Zapco merger. We expect that in resolving the amount of their payments to us we will agree that in case of certain transactions, including the sale of Biogas, we would reimburse them for indemnification payments made by them to us out of our share of the net proceeds up to $813,900. If the net proceeds to us were $15 million and such net proceeds were solely attributable to Biogas, our share of the reimbursement payments to these former Zapco stockholders would be $305,000.

         Certain of our employees (including certain of our officers and directors) may receive incentive payments in the event a transaction under the Plan is completed pursuant to our existing incentive compensation plans.

Risks Related to the Plan

         There are a number of risks associated with the Plan. In addition to the other information set forth in this proxy statement and the risks and other factors set forth under the caption "Item 6. Management's Discussion and Analysis or Plan of Operations - Certain Risk Factors that May Impact Us" in our Annual Report on Form 10-KSB for 2002 that accompanies this Proxy Statement, you should consider carefully the following:

We will have broad discretion under the Plan to determine the terms and conditions under which we will sell our assets.

         If our stockholders approve the Plan, we will have broad discretion to enter into transactions pursuant to the Plan on such terms as we deem appropriate, subject to the conditions that:

        (a) our Board of Directors determines that such transaction is expedient and in our best interests,
        (b) any definitive agreement to sell our assets pursuant to the Plan must be entered into by the second anniversary of this meeting and
        (c) the net proceeds to us (payable in cash or other immediately available funds promptly following the closing for such sale) in respect of the stock or assets being sold and the payment of principal currently outstanding and accrued interest due on our intercompany loans to USE Canada and Biogas (approximately $5.27 million as at June 30, 2003) is at least $15 million after:

                i. retirement of all outstanding indebtedness relating to the assets being sold (other than intercompany loans made by us) which as of June 30, 2003 is approximately $94 million,

                ii. payment of all transaction related expenses, estimated, depending on the transaction that is completed, to range from $2 million to $10 million,

                iii. funding of all escrows and reserves required by the purchasers in such transactions,

                iv. the payment of all transaction related taxes due from such subsidiaries (which we do not expect to be material), and

                 v. payment of all amounts to Cinergy Energy on account of its 45.74% equity interest in Biogas and principal and accrued interest due on Cinergy Energy's stockholder loan to Biogas (approximately $3 million as at June 30, 2003), but before:

                i. our transaction related taxes (which we do not believe will be material), and

                ii. our share of any reimbursement obligations to former Zapco stockholders (approximately $305,000, assuming there are $15 million in net proceeds, all of which are allocable to Biogas, but in no case more than $813,900).

You will be entrusting us with the right to approve or disapprove the terms of any such transaction, with limited or no information as to the terms and conditions of such transaction and with no further ability to vote against such transaction.

We will have broad discretion as to the manner in which the proceeds of the Plan are used and we do not intend to distribute any net proceeds to our stockholders.

         We will have broad discretion to use the net proceeds from the Plan in the manner we desire and accordingly, if you vote to approve the Plan, you will be entrusting the net proceeds of the Plan to us with limited information as to how we will use these net proceeds and we may use the net proceeds in a manner with which you disagree. We do not currently intend to distribute any proceeds of the sale to the stockholders.

We will incur losses and negative cash flow after the Plan is completed.

         We anticipate that some time will elapse before any newly acquired or developed projects or initiatives we pursue will begin generating income and cash flow for us. After selling Biogas and USE Canada we expect our corporate overhead and development expenses and preferred stock dividends to exceed our net cash flow from the assets we retain and we will, until we have reinvested the proceeds in new projects or the development opportunities anticipated in Newfund, incur losses and negative cash flow, which may cause our stock price to decline.

You will not have the benefit of independent advice from a third party in determining whether to approve the Plan.

         Because we are not requesting an independent third party to provide us or you with an opinion regarding the fairness of the consideration to be paid in connection with a transaction to be completed pursuant to the Plan or whether the $15 million threshold that we have established as a condition to completing the Plan is fair or appropriate, in determining whether to vote for the Plan, you will not have the benefit of the advice of an independent third party with respect to these matters and will rely solely on our determination of the appropriateness of the threshold and the other terms and conditions of a transaction.

Transactions effected pursuant to the Plan may expose us to contingent liabilities.

         We also may incur one or more contingent obligations in connection with transactions under the Plan. Under the Newfund transaction we could potentially have an indemnification obligation to Newfund and to the underwriters of the offering equal to the gross proceeds of Newfund's initial public offering in Canada since we will be required to indemnify the underwriters of the offering and other parties for losses or damages they sustain if, among other things, we breach the representations and warranties we make in the transaction documents or there are material misstatements or omissions in the prospectus used to sell Newfund units (and for certain retained liabilities).

Transactions Effected Pursuant To The Plan May Provide For Contingent Benefits That May Not Be Realized.

         Transactions effected pursuant to the Plan may provide for contingent benefits such as earn-outs, management agreements and development agreements. Compensation under such arrangements will be dependent on contingencies occuring after the closing of such transactions which may not be totally within our control. Therefore the benefits under such arrangements may not be realized. Potential benefits under such arrangements shall not be included in any calculation to determine whether a transaction complies with the net proceeds requirement of the Plan. We may implement a transaction (either with Newfund or another purchaser) in which we would not perform management and development services or serve as the purchaser's management. You should not assume that any such contingent benefits will be realized in determining whether or not to vote for the Plan.

The net proceeds we realize may be insufficient to pursue development or the acquisition of desirable energy projects.

         It is possible that transactions consummated pursuant to the Plan will yield net proceeds which by themselves are insufficient to fund the development or acquisition of desirable projects.

We may have to pay United States Federal or State Income Tax as a result of a sale of assets pursuant to the Plan.

         The completion of one or more transactions pursuant to the Plan is a taxable event although we believe that any gains realized from such transactions should be significantly reduced or offset by available income tax basis and net operating loss and net capital loss carry forwards, we could have a significant tax liability if such amounts are significantly less than we expect them to be.

We may apply the net proceeds of the Plan in the acquisition or development of energy projects that prove less profitable than expected.

         Although our objective is to apply the net proceeds of Plan in the acquisition and development of energy projects meeting our profit expectations, such projects may turn out to be less profitable than we expected them to be.

You do not have the right to have the value of your shares determined by a court.

         Under the Delaware General Corporation Law, you do not have the right to dissent from a Plan transaction and have the value of your US Energy shares determined by a court.

We may suffer adverse consequences if we are deemed to be an Investment Company.

         We may suffer adverse consequences if we are deemed to be an investment company under the Investment Company Act of 1940 (the "1940 Act"). A company may be deemed to be an investment company if it is engaged primarily in the business of investing, reinvesting or trading in securities or if it owns investment securities with a value exceeding 40% of its total assets, subject to certain exclusions. Investment companies are subject to registration under, and compliance with, the 1940 Act unless a particular exclusion or SEC safe harbor applies. If we were to be deemed an investment company, we would become subject to the requirements of the 1940 Act and, as a result, we could be prohibited from engaging in our business or issuing securities and might be subject to civil and criminal penalties for noncompliance. In addition, certain of our contracts might be voidable, and a court-appointed receiver could take control of our company and liquidate our business.

         We expect to engage in a business other than that of investing, reinvesting, owning, holding or trading in securities. It is possible, however, that we will use the proceeds from the implementation of the Plan to buy investment securities or other securities either as part of a development project or projects or, temporarily, with our working capital. In that case, we would need to monitor our securities as a percentage of our total assets to avoid becoming subject to the requirements of the 1940 Act, and reduce our holdings of investment securities if those holdings would cause us to be deemed an investment company. This reduction can be attempted in a number of ways, including the disposition of investment securities and the acquisition of other assets. If we are required to sell securities, we may sell them sooner than we otherwise would. These sales may be at depressed prices, and we may never realize anticipated benefits from, or may incur losses on, these investments. Some investments may not be sold due to contractual or legal restrictions or the inability to locate a suitable buyer. Moreover, we may incur tax liabilities when we sell assets. If we decide to acquire non-investment securities assets, we may not be able to identify and acquire suitable assets and businesses.

The consummation of transactions pursuant to the Plan may require third party consent.

         Consummation of transactions pursuant to the Plan may require the consent of third parties. While we believe that we will be able to obtain such consents, we have no assurance that such consents shall be obtained.

The consummation of transactions pursuant to the Plan may require regulatory approvals.

         We may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to obtain the approval of the Federal Trade Commission and the Department of Justice. We may also be required, on account of the change of control of the businesses being sold, to obtain approvals from various federal, state and foreign governmental authorities before the completion of a transaction pursuant to the Plan, or to notify such authorities, either before or after the completion of a transaction pursuant to the Plan. These approvals will be sought and these notifications given as and when required by the applicable regulations. Newfund is required to obtain various governmental approvals in Canada to sell its trust units and it will seek such approvals when it files its preliminary prospectus with the appropriate Canadian authorities. We may not be able to obtain all required material regulatory approvals to effect a Plan transaction on a timely basis.

Description of Certain Assets Proposed to be Sold
         Set forth below is a discussion of Biogas, USE Canada and our partnership interests in ZFC Royalty Partners.

US Energy Biogas Corporation ("Biogas")

         On May 11, 2001 the Company together with Cinergy Energy, a wholly owned subsidiary of Cinergy, acquired Zahren Alternative Power Corporation ("Zapco") which was renamed US Energy Biogas Corporation ("Biogas"). We own 54.26% and Cinergy Energy owns 45.74% of Biogas.

         Biogas owns and operates 24 energy projects: 20 landfill gas to electricity projects, 3 landfill gas to boiler projects and 1 natural gas fueled cogeneration project. Energy production is sold under long term fixed or firm price energy purchase agreements. Production capacity for the electricity generation facilities is approximately 57MWs and boiler fuel projects sell approximately 757,000 mmbtus of boiler fuel per year. All of the generation projects are qualifying facilities under the Public Utility Regulatory Act of 1978 ("PURPA").

         The following table lists the selected information about each plant owned and/or operated by Biogas in 2002 with the exception of the Garland, Hoffman Road and Oyster Bay projects which are no longer operating.


     ========================================================================================================
     Name of Site                     Type        MW       MMBTU     Energy Purchaser
     ========================================================================================================
        1 Amity Project, PA           LFG-E       2.0                Penn Power & Light

        2 122nd Street, IL            LFG-E       3.0                Commonwealth Edison

        3 Barre, MA                   LFG-E       0.9                PG&E National Energy

        4 Brickyard, IL               LFG-E       3.0                Illinois Power Company



        5 Brookhaven, NY              LFG-E       5.3                Long Island Power Authority

        6 Burlington, VT              LFG-E       0.8                Burlington Electric Dept.

        7 Cape May, NJ                LFG         N/A     187,000    State of New Jersey

        8 Countryside, IL             LFG-E       8.0                Commonwealth Edison

        9 Dixon/Lee, IL               LFG-E       3.9                Commonwealth Edison

       10 Dolton, IL                  LFG-E       5.3                Commonwealth Edison

       11 Hamms, NJ                   LFG-E       1.2                GPU/First Energy

       12 Manchester, NH              LFG-E       1.2                New Hampshire Public Service

       13 Morris, IL                  LFG-E       4.0                Commonwealth Edison

       14 Oceanside, NY               LFG-E       1.2                Long Island Power Authority

       15 Onondaga, NY                LFG-E       1.2                Niagara Mohawk

       16 Roxanna, IL                 LFG-E       3.9                Illinois Power Company

       17 Smithtown, NY               LFG-E       1.2                Long Island Power Authority

       18 SPSA I, VA                  LFG-E       3.3                Virginai Power Company

       19 SPSA II, VA                 LFG         N/A     260,000    CIBA Sp. Chemical

       20 Streator, IL                LFG-E       1.0                Commonwealth Edison

       21 Tucson, AZ                  LFG         N/A     310,000    Tuscon Electric Power

       22 Upper Rock, IL              LFG-E       3.0                Mid American Energy

       23 Willow Ranch, IL            LFG-E       1.0                Commonwealth Edison

       24 Readville, MA               CHP         2.4                Royal Ahold/Stop & Shop
     ========================================================================================================
         Total                                   56.8     757,000
     ========================================================================================================


              Note:        LFG = Transco
                           LFG-E = Genco
                           CHP = Combined Heat & Power Project

         Biogas, through its subsidiaries or its affiliates, owns the generation equipment and switchgear used in the electricity generation facilities ("Gencos") and the compressors and pipelines used in the transportation facilities ("Transcos").

         The Gencos sell the electricity produced to local utilities under long term contracts with fixed or firm pricing arrangements. The contracts require the utilities to purchase all of the energy generated by the projects but do not contain any minimum production requirements.

         The Transcos sell landfill gas to third party users for their use as boiler fuel. These projects receive payments for fuel under long term contracts in which pricing is based off of the price of natural gas.

         Both the Gencos and the Transcos purchase landfill gas from the gas collection companies ("Gascos"). Gas purchases are made under long term, fixed price contracts. Prior to 1999, Biogas had a significant ownership interest in the Gascos. Owners of the Gascos receive Federal tax credits under Section 29 of the Internal Revenue Code ("Section 29") for the sale of alternative fuels for the generation of energy. In 1999 and 2001, Biogas sold over 99% of its ownership interests in the Gascos and, under the sale agreements for such Gascos, will receive revenues from the sale of the interests through the year 2007. Biogas usually retains a 1% general partner interest in the Gascos, but the Gascos are not consolidated in its financial statements.

         All the Gascos generate Section 29 tax credit related income to Biogas from (i) gains and interest income on the sale of Gasco partnership interests to the tax credit beneficiaries which have been structured, in some cases, in the form of a fixed installment note, and (ii) gains and interest income from the ongoing annual production of methane gas which has been structured under a contingent note arrangement. Biogas operates most of the Gascos for the owners under long term operating agreements.

         Depending on the date that gas collection systems were placed in service, the project's qualification to produce Section 29 tax credits either expired on December 31, 2002 or will expire on December 31, 2007. Biogas has seven projects whose qualification for Section 29 tax credits expired on December 31, 2002. These projects are Burlington, Dunbarton, Amity, Oceanside, Onondaga, Oyster Bay and Smithtown. The expiration of these tax credits is not expected to have a material impact on Biogas. Six of these projects continue to produce electricity output. The amount of the tax credit generated for the year 2002 was $1.083 per MMBTU sold. The tax credit rate is set annually by the US Treasury.

         In April 2003, Hoffman Road Energy Partners LLC ("HREP"), an affiliate of Biogas, sold its landfill gas assets to the City of Toledo. The proceeds from the sale were used primarily to retire the existing project loan in the amount of $1.32 million from ABB Energy Capital. Simultaneously with the closing of that sale, the City of Toledo and HREP terminated their landfill gas agreement.

         In December of 2002, an expansion of the SPSA II Transco project was completed. The expansion included the retrofit of a third boiler at the CIBA Specialty Chemicals Company power plant to allow it to accept landfill gas as its fuel.

         During 2002, Biogas completed the transfer to Jenbacher Energy Systems Ltd. of the operations and maintenance of the generating equipment for the eight projects located in Illinois (Dixon Lee, Streator, Dolton, 122nd Street, Willow, Roxanna, Upper Rock and Brickyard) that utilize Jenbacher engines. Jenbacher assumed operations and maintenance responsibilities for one project effective February 1, 2002, one project effective May 1,2002, two projects effective on June 1, 2002 and four projects effective on November 1, 2002. In addition, effective on January 1, 2003, Biogas transferred the operations and maintenance of the generating equipment for two of its Illinois projects that utilize Deutz engines (Countryside and Morris) to RUN Energy. The arrangements with Jenbacher and RUN Energy (collectively "O&M operators") transfer substantially all responsibilities and expenses associated with the operation and maintenance of the engines, generators and switchgear, including all scheduled preventative maintenance, to the O&M operator. The O&M operator also assumes substantially all the risks associated with equipment failure including the expenses of any and all replacement parts. The O&M operator will be paid based upon a fixed price per kwh of electricity produced. The arrangements with Jenbacher also include financial penalties for production below specified levels and bonuses for production above specified levels.

         By entering into these operations and maintenance contracts with experienced operators, we anticipate improvement in KWH production and equipment production availability for all of these projects as well as savings in operating expenses, including capital expenditures.

         As of October 4, 2002, Garland Energy Development LLC ("GED"), a wholly owned subsidiary of Biogas, and the City of Garland, Texas terminated their agreement in connection with the operation of a sludge drying facility in Garland Texas. GED paid the City of Garland $700,000 in consideration of such termination. These funds were previously designated for capital improvements at the sludge drying facility. The parties released each other from all claims relating to their agreements respecting the sludge drying facility. The termination of the agreement respecting the facility did not affect Biogas's rights to operate a landfill gas collection system and flare at the site. Biogas is exploring other business opportunities at the Garland site, including the installation of an electrical generation plant and the potential sale of renewable energy credits in the Texas market.

         In April 2003, Oyster Bay Energy Partners, L.P., a wholly owned indirect subsidiary of Biogas, terminated its Landfill Gas Lease with the town of Oyster Bay due to the diminishment of the landfill gas produced at the landfill which had closed in 1988. The Section 29 tax credits associated with the Oyster Bay Gasco expired at the end of 2002. The partnership had terminated its power sales contract with Long Island Power Authority in 2001 due a diminishment in electricity production. The Genco assets may be sold or redeployed at other sites.

USE Canada Holdings Corp. ("USE Canada")

         USE Canada owns and operates two districts energy systems: one located in Charlottetown, Prince Edward Island and one located in London, Ontario. The two district energy systems provide energy to a large number of customers in their respective service areas. Most of the sales are under long-term contracts with the remaining weighted average revenue contract duration of 13 years for the combined projects. Contract revenues typically escalate at rates of CPI and fuel price is typically passed through to customers in both systems, which reduces commodity price risk to USE Canada. At expiration, the contracts are typically renewed on terms that are competitive at that time. Customer losses are rare and the systems experience net customer growth.

         In Charlottetown, energy is produced at renewable biomass and energy-from-waste facilities. Electricity is sold to the local public utility. In addition, heating and cooling is distributed through an underground piping system to institutional, residential and commercial buildings. The plant is a major supplier of heat to large customers in Charlottetown. The plant was constructed in the mid 1980s and was substantially expanded and upgraded in the mid-to-late 1990s. Our key customers in Charlottetown include (i) the Provincial Government (Department of Transportation and Public Works), (ii) University of Prince Edward Island, (iii) Queen Elizabeth Hospital, and (iv) Island Waste Management Corporation.

         In London, energy is produced using a natural gas fueled CHP facility. The London project has more than seventy customer contracts comprised of a mix of commercial and government-related buildings with remaining 7-year weighted average revenue contract duration. Two contracts representing more than 28% of revenues include the local municipal utility and city convention center. The system has a long and successful operating history and was substantially upgraded in the 1990s and is a major supplier of heating and cooling services to the London business district.

ZFC Royalty Partners
         ZFC Royalty Partners, L.P. ("ZFC Royalty Partners") was formed in 1992 to pursue landfill gas development opportunities with third party investors. In 1995, royalties from several Gencos owned and operated by Biogas and its subsidiaries were assigned to the partnership. Currently, ZFC Royalty Partners holds royalty interests in the Manchester, Hamms, Onondaga, Oyster Bay, Smithtown, SPSA I and Amity Gencos. We acquired a 67.5% limited partnership interest in ZFC Royalty Partners at the time of the Zapco merger in 2001; Biogas holds a 31.5% limited partnership interest and ZFC Energy, Inc., a wholly-owned subsidiary of Biogas, holds a 1% general partnership interest. The partnership receives annual royalty payments from each of such Gencos, which payments are distributed to the partners.


Our Selected Financial Data

         The following selected financial data for each of the years in the five years ended December 31, 2002, are derived from our audited consolidated financial statements and notes thereto included in our Annual Report to

Shareholders for the year ended December 31, 2002, a copy of which accompanies this Proxy Statement. The information presented below should be read in conjunction with such financial statements and the notes thereto, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report to Shareholders.

                   U.S. ENERGY SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET


                        (in thousands)        As of             As of             As of              As of             As of
                                         December 31, 2002  December 31, 2001  December 31, 2000  January 31, 2000  January 31, 1999
                                           Consolidated        Consolidated      Consolidated        Consolidated     Consolidated
                                         -----------------  -----------------  ------------------ ----------------  ----------------

        Total assets                         $ 224,247            $ 191,509        $ 27,025              $ 14,354        $ 14,171

        Long-Term Debt                       $ 111,692            $ 70,686         $    537              $    384        $    396

        Common Shareholder's Equity           $ 41,585            $ 57,946         $ 23,467              $ 10,491        $ 11,010



U.S.ENERGY SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                         Twelve Months       Twelve Months      Eleven Months      Twelve Months     Twelve Months
                                         Ended December 31  Ended December 31   Ended December 31  Ended January 31 Ended January 31
                                               2002               2001              2000                1999            1998
(In Thousands)                             Consolidated       Consolidated      Consolidated       Consolidated     Consolidated

Revenues                                    $ 39,941            $ 38,529           $ 8,327            $ 4,195           $ 2,233

Income (Loss) from operations               $ (9,000)           $ 13,896           $ 1,385            $ (609)          $ (1,093)

Income (Loss) Applicable to Common Stock    $(16,252)            $ 5,494          $ (6,902)           $ (743)          $ (1,078)


Recommendation of the Board of Directors

         The Board believes the approval and adoption of the Plan is expedient and in our best interests. The Board has made this determination for the reasons set forth in "- Background and Reasons for the Plan". Accordingly, the Board unanimously recommends that you vote in favor of the proposal to adopt the Plan.

                       PROPOSAL II - ELECTION OF DIRECTORS

         At our annual meeting, three nominees will be elected to serve as Class 2 directors for a three year term, each to hold office (subject to our by-laws) until his successor has been elected and qualified or until his earlier death, resignation or removal. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Goran Mornhed, Stephen Brown, and Evan Evans as our Class 2 directors. If any nominee should become unavailable for any reason, which we do not anticipate, the proxy, to the fullest extent permitted under applicable law, will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the meeting or, if no substitute is selected by the Board of Directors prior to or at the meeting, for a motion to reduce the membership of the board to the number of nominees available.

         Our charter and by-laws provide that the three nominees receiving a plurality number of votes shall be elected as directors. Shares may not be voted cumulatively. Our board of directors are divided into three classes whose three year terms of office expire in annual succession. We are supposed to have as closely as possible the same number of directors in each of the three classes.

         In connection with our acquisition of Zapco in May 2001, certain of our stockholders including (i) Cinergy Solutions, Inc. ("Cinergy Solutions"), (ii) certain former major stockholders of Zapco, and (iii) Lawrence I. Schneider, Henry Schneider and Energy Systems Investors LLC ("ESI") entered into a Stockholder and Voting Agreement pursuant to which (a) Cinergy Solutions and the former major stockholders of Zapco voted their shares at our 2002 stockholders meeting in favor of Lawrence Schneider's election to our Board of Directors, (b) the former major Zapco stockholders, ESI and the Schneiders voted their shares at our 2002 stockholders meeting in favor of M. Stephen Harkness' election to our Board of Directors and (c) the Schneiders, ESI and Cinergy Solutions voted their shares at our 2001 stockholders meeting in favor of Bernard Zahren and Mark Strauch's election to our Board of Directors. Mr. Zahren subsequently resigned and was replaced by Kenneth Leung.

         In addition, in March 2003, in connection with Henry Schneider's resignation from the Board of Directors and Stephen Brown's appointment to the Board, AJG Financial Services, Inc., Cinergy Solutions, Inc., Energy Systems Investors, LLC and Environmental Opportunities Fund agreed to vote their shares at our 2003 Stockholders meeting in favor of Stephen Brown's election to our Board of Directors.


Directors and Executive Officers

         Our directors and executive officers are as follows:


NAME                       AGE     CLASS        POSITION(S)
----                       ---     -----        -----------
Lawrence I. Schneider      68          1            Chairman of the Board
Goran Mornhed              44          2            CEO, President, and Director
Stephen Brown              64          2            Director
Evan Evans1, 2             78          2            Director
Irving Levine1,2, 3        80          3            Director
M. Stephen Harkness2, 3    53          1            Director
Mark P. Strauch3           48          3            Director
Carl W. Greene1, 2         67          1            Director
Kenneth Leung1             59          3            Director
Henry Schneider            38          -            Vice President - Development
Allen J. Rothman           47          -            Vice President, Secretary and General
                                                    Counsel
Edward M. Campana          40          -            Senior Vice President-Finance
Barbara Farr               46          -            Assistant General Counsel and Assistant
                                                    Secretary
Francis Fitzgerald         42          -            Vice President and Treasurer
Thomas J. Noonan           54          -            Vice President and Chief Accounting
                                                    Officer
------------------

     1   Member of the Audit Committee
     2   Member of the Compensation Committee
     3   Member of the Finance Committee

LAWRENCE I. SCHNEIDER.  Mr. Schneider was elected to the board of directors in March 1998.  He has served as our
Chairman of the Board since September 2000.  Mr. Schneider served as our Chief Executive Officer from January
2000 until May 2001.  Mr. Schneider has been associated with numerous corporations through the years, including
Newpark Resources, Inc., a company involved with oil field environmental remediation, where he was Chairman of the Executive Committee.  Mr. Schneider was also a partner in the New York Stock Exchange firm Sassower, Jacobs and Schneider.  He received a B.S. degree from New York University.  Mr. Schneider is the father of Henry
Schneider and is a member and manager of Energy Systems Investors II, LLC, the managing member of Energy Systems
Investors LLC.


GORAN MORNHED.   Mr. Mornhed was appointed to our board in September, 2000 and has been our President since May
2000 and our Chief Executive Officer since July 2002.  From 1996 to 2000, he was the first President and Chief
Executive Officer of Trigen-Cinergy Solutions LLC, a joint venture company owned by Trigen Energy Corp. and
Cinergy Solutions, Inc. engaged in developing energy projects.  During his tenure, Trigen-Cinergy Solutions developed projects with customers such as General Motors and Eastman Kodak.  Prior to joining Trigen Cinergy
Solutions he was Manager of Business Development at Trigen Energy Corporation where he was responsible for developing several major energy projects.  He holds an M.S. degree in Engineering from the University of Lund,
Swedish Institute of Technology and an M.B.A. from the Stern School of Business, New York University.

STEPHEN BROWN. Mr. Brown joined our board in March 2003. He is currently chairman of The Franklin Capital
Corporation, a publicly traded business development corporation. Mr. Brown serves on the board of directors of
Copley Financial Services Corp, a mutual fund specializing in the energy sector and on the board of directors of
The Excelsior Radio Networks, a private radio network that creates, produces and syndicates radio programs and services. In addition, Mr. Brown is an active board member and trustee of The Peddie School and served as its finance committee chairman from 1996 to 2001. Mr. Brown is a graduate of New York University School of Law and
Brown University.

CARL W. GREENE. Mr. Greene joined our board in March 2003. For over twenty years, he has served in various senior financial executive positions for the Consolidated Edison Company of New York, including senior vice president of financial and regulatory matters, senior vice president of accounting and treasury operations and chief accounting officer, and vice president and controller. Mr. Greene currently is senior vice president of TBG
Financial, a full service executive benefit consulting firm. Mr. Greene has been an active member of several high profile industry trade groups during his tenure at Con Edison, including the Edison Electric Institute and the
American Gas Association. In those positions, he has played a role in shaping accounting, financial and risk management policies in the electric utility industry. In addition, Mr. Greene served four years as a member of
FASAC, the Financial Accounting Standards Advisory Council. Mr. Greene holds a BS in economics from The Wharton
School of University of Pennsylvania and an MBA from New York University.

KENNETH LEUNG. Mr. Leung joined our board in July 2002. He is currently the managing director of investment banking for environmental and industrial services at Sanders Morris Harris Group. He is also chief investment officer of the
Environmental Opportunities Fund and Environmental Opportunities Fund II. Previously, Mr. Leung spent 16 years at
Smith Barney as a managing director in the research department covering the environmental industry. He is currently editor of Environmental Review and a past editor of Pollution Control Monthly. He is a frequent contributing writer to national business and environmental publications as well as a frequent speaker at environmental and financial conferences and trade shows.

EVAN EVANS. Mr. Evans has been a director of US Energy since August 1995. Since 1983 he has been chairman of the board of directors of Holvan Properties, Inc., a real estate developer, and was managing director of Easco Marine, Ltd. from
1983 to 1988. Also, from 1985 to 1986 Mr. Evans was general manager of Belgian Refining Corporation ("BRC"), pursuant to a contract between BRC and Holvan Properties, and from 1992 to 1996, Mr. Evans was a director of BRC. Mr. Evans has been a director of United Refining Corp. since 1997. Mr. Evans received a B.S. degree in Mathematics from St.
Lawrence University and a B.S. degree in Civil Engineering from M.I.T.

M. STEPHEN HARKNESS. Mr. Harkness has served as a member of our board of directors since October 2000. He is a Vice
President of Cinergy Corp. and Chief Operations and Financial Officer of Cinergy Corp. - Energy Merchant Business Unit
as well as President and Chief Operating Officer of Cinergy Solutions Inc., a subsidiary of Cinergy, that focuses primarily on cogeneration and energy outsourcing for large industrial customers. He is the Executive Vice President and Chief Operating Officer of Trigen-Cinergy Solutions, a cogeneration development joint venture between Cinergy and
Trigen Energy. From 1994 to 1996, he was General Manager, Corporate Development and Financial Services of Cinergy.
He was responsible for mergers and acquisitions, business development and non-regulated initiatives. He played a key role in Cinergy's acquisition of Midlands UK regional electricity company for $2.5 billion. Mr. Harkness has a B.S. Degree in Finance from the University of Evansville and an M.B.A. from
Indiana University.

IRVING LEVINE.  Mr. Levine, a director of US Energy since May, 2000 has been Chairman of the Board and President of Copley Fund, Inc., a mutual fund, since 1978 and Chairman and Treasurer of Stuffco International, Inc., a
ladies handbag processor and chain store operator, since 1978.  Mr. Levine is also President and a director of
Copley Financial Services Corporation (advisor to Copley Fund, Inc.) and a director of Franklin Capital
Corporation and Franklin Holding Corp.  He holds a B.A. degree from the University of Pennsylvania.

MARK P. STRAUCH.  Mr. Strauch has served as a member of our board of directors since May 2001.  Mark Strauch is the Executive Vice-President of AJG Financial Services, Inc. (since 1996) and Corporate Vice-President of AJG
Co.  He previously served as Corporate Treasurer (1989-2001) and prior to that was the Corporate Tax Manager.  He helped develop a tax advantaged investment portfolio unique to the industry.  Prior to joining AJG Co. as an investment and tax analyst in 1981, Mr. Strauch worked at Harris Trust and Savings Bank in Chicago.  Mr. Strauch
holds a Bachelor's degree in Finance from the University of Illinois, a Masters in Management (MBA) from
Northwestern University (1980), and a Masters of Science in Taxation from De Paul University (1984). He is a member of the Association for Financial Professionals and the Chicago Tax Club.  Mr. Strauch serves as a Director for Asset Alliance Corporation (New York), Icor Brokerage (New York), Orbis Online, Inc. (San Antonio), Intrepid
Capital Corporation (Jacksonville Beach, FL), and Peachtree Franchise Finance, LLC (Atlanta).

HENRY SCHNEIDER. Mr. Schneider was appointed vice president in March 1998. Mr. Schneider served as a director from March 1998 through March 2003. From 1986 to 1988, Mr. Schneider was an associate at Drexel Burnham Lambert specializing in taxable institutional fixed income products and portfolio strategies. From 1989 to 1994, Mr.
Schneider was an associate with S & S Investments and Wood Gundy, specializing in mergers, acquisitions and corporate restructuring. From 1994 to 1996, Mr. Schneider was a principal of Global Capital Resources, Inc., a private merchant bank. Since 1996, Mr. Schneider has been a private investor. He has been involved in arranging acquisitions and funding for the telecommunications, energy, apparel, airline, financial and garage industries.
Mr. Schneider received a BA degree in economics from Tufts University and an MBA degree from Boston University.
Mr. Schneider is the son of Lawrence I. Schneider and is a member and manager of Energy Systems Investors II LLC.

ALLEN J. ROTHMAN. Mr. Rothman has served as vice president and general counsel since September 2001. Mr. Rothman became secretary of the Corporation in March 2003. Mr. Rothman served on our board of directors from January 1997 through March 2003. Mr. Rothman is of counsel with the law firm of Robinson Brog Leinwand Greene Genovese & Gluck
P.C. in New York with whom he has been associated since January 1996, and which serves as an outside counsel to
US Energy. Mr. Rothman received a BA degree from Columbia University and a JD degree from Harvard University.

EDWARD M. CAMPANA. Mr. Campana became our senior vice president responsible for corporate finance, investor relations and strategic planning on January 2, 2002. Mr. Campana joined us from CIBC World Markets where he was an Executive Director in the Power & Utilities Investment Banking Group for six years. During his professional banking career, Mr. Campana was actively involved in providing financial advisory, mergers and acquisitions, capital markets and structured finance products and services to the utilities, independent power, merchant energy and power technology sectors. Mr. Campana has 18 years of banking and power industry experience. Mr. Campana received a BA in economics and finance from the University of Texas in 1985.

BARBARA FARR. Ms. Farr has served as our in-house counsel since July 2000 and has served as our assistant general counsel since September 2001. Ms. Farr served as our Secretary from November, 2000 through March 2003. In March 2003, she assumed the position of assistant secretary. Prior to joining us, she served as in-house counsel to Trigen Energy
Corporation, and was primarily engaged in negotiating and completing energy asset acquisition and outsourcing projects for Trigen- Cinergy Solutions. Prior to her position with Trigen, she served as general counsel to several independent energy project developers, including Enersave, Inc., which specialized in energy efficiency and retail power sales,
Cogeneration Partners of America, a partnership between Columbia Gas and Atlantic City Electric Company, which developed and owned over 170 MW of cogeneration facilities, and Turner Power Group and Data Acquisition Sciences,two affiliated cogeneration and solar energy development firms. Ms. Farr received her BA degree from the University of Pittsburgh and her
JD degree from New York Law School.

FRANCIS FITZGERALD. Mr. Fitzgerald joined U.S. Energy in March 2002 as corporate controller. He became the chief accounting officer in July 2002 and held such position until June 2003 at which time he became Vice President and
Treasurer. As a certified public accountant in New York, he has significant leadership experience in auditing, accounting rules and regulations, SEC reporting and FASB compliance, including substantial dealings with various regulatory oversight bodies. From 1999 until he joined U.S. Energy, he served as a senior audit manager at Ernst &
Young LLP, and previously in a corporate role for 13 years in various capacities at Verizon Communications, Inc. Mr.
Fitzgerald received his BS in accounting from Fordham University and an MBA from the Stern School of Business,
New York University.

THOMAS J. NOONAN. Mr. Noonan, joined U.S. Energy in June 2003 as Vice President and Chief Accounting Officer. He
spent the previous 32 years of his professional accounting career at Consolidated Edison Company of New York, Inc.
where he has held numerous titles including Assistant Controller of Corporate Accounting, Department Manager -
Finance and Budgets of Central Operations, and finally, Director of Corporate Treasury Operations. During his tenure,
Mr. Noonan was promoted several times and was actively involved in all aspects of Con Ed's accounting, budgeting, treasury, finance and regulatory reporting functions. He also served as a member of the General Accounting and
Accounting Standards Committees of the Edison Electric Institute at varying intervals between 1983 to
1998. Mr. Noonan graduated from Pace University with a BBA in accounting and also completed advanced management programs at Duke University and Massachusetts Institute of Technology.

Information Regarding The Board Of Directors And Committees Of The Board Of Directors

         The Board has, among other committees, an audit committee, a compensation committee and a finance commitee. The Board does not have a nominating committee or committee performing a similar function. The audit committee and the compensation committee held five and three meetings, respectively, during 2002. The Board held seven meetings in 2002. Each director, other than Mr. Harkness, attended at least 75% of the total number of meetings of the Board (held during the period in 2002 for which such director was a director) and of the committees of our Board on which such director served (during the period that such person served on such committees). Mr. Harkness attended 70% of such meetings.

         The Board has adopted a written charter for the audit committee, a copy of which is annexed hereto as Appendix A. All members of our audit committee are independent as required by the NASD'S listing standards.

         The Audit Committee's primary duties and responsibilities are to:

o Serve as an independent and objective party to monitor our financial reporting process and internal control system.

o Appoint our independent accountants, approve the services provided by such independent accountants (including the pre-approval of all auditing and non-audit services provided to us by the independent accountants except if such pre-approval is not required by applicable law), and negotiate the audit-related compensation for such independent accountants and oversee the audit effort of our independent accountants and internal auditing department.

o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

o Receive and treat internal and external complaints respecting our accounting and financial reporting practices.

         The Compensation Committee's primary duties and responsibilities are to:

1. Review our general compensation strategy and approve executive compensation.

2. Review the terms of employment agreements for executives earning over a specified amount (including executive officers if their compensation is, or may become, subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")).

3. Administer our bonus plans, long-term compensation plans and benefit plans.

4. Administer our option plan and approve individual stock option grants

   The Finance Committee's primary duties and responsibilities are to advise management regarding strategies for obtaining financial resources for the company

Executive Compensation

         The following table shows the compensation information concerning the people who served as chief executive officers and our four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for 2002.

                           SUMMARY COMPENSATION TABLE



                                         Annual Compensation                    Long Term
                                                                               Compensation
                                                                                Securities
                                                                                Underlying
                                                                             Options/SARS(#)
Name and                      Fiscal                                         --------------              All Other
Principle Position            Year(1)    Salary         Bonus(2)                                        Compensation(3)
------------------            -------    ------         --------                                        ---------------

Lawrence I. Schneider,           2002     $180,000       $96,000                 -                         $-
  Chairman (4)                   2001      180,000       324,500                 -                         34,111
                                 2000      160,887             -                1,250,000                  32,942




Bernard J. Zahren                2002      $93,500        $    -                    -                           -
CEO (5)                          2001      109,375             -               500,000                          -
                                 2000            -             -                    -                           -



Goran Mornhed,                   2002     $180,000      $126,000                 -                            $590
CEO, President and COO (6)       2001      180,000       430,536               40,000                          587
                                 2000      115,645             -            1,730,000                          585


                                                               -                 -                              --
Henry Schneider,                 2002     $136,000      $ 96,000                 -                              --
Vice President (7)               2001      136,000       173,536              500,000                           --
                                 2000       95,333
                                                              --

Howard Nevins,                   2002     $140,000       $64,000                   --                          --
Vice President (8)               2001      120,000        50,000                                               --
                                 2000      100,000            --               100,000                         --


Allen J. Rothman,                2002     $140,000      $146,000                    --                         --
Vice President and General       2001       70,000            --                92,500                         --
Counsel (9)                      2000           --            --                    --                         --


(1) The 2002 and 2001 fiscal years represent the twelve months ended December 31, 2002 and 2001, respectively. The 2000 fiscal year represents the eleven months ended December 31, 2000.

(2) The bonuses listed on the table were awarded under our development incentive and finance incentive plans in connection with one or more of the Zapco, Trigen Canada and Scandinavian Energy Finance Limited transactions.

(3) Represents the amount taxable (federal) to such person in connection with a $ 1 million split dollar universal life insurance policies maintained by us on the lives of each of these officers. These officers or members of their families are the beneficiaries of these policies. Lawrence Schneider's policy was cancelled in 2002 and Mr. Mornhed's policy remained in effect in 2002 at an annual premium of $13,000. The annual premiums for these policies for Messrs. Schneider and Mornhed were $55,000 and $13,000, respectively, for 2000 and 2001.

(4) Mr. Schneider was appointed Chairman in September 2000 and served as chief executive officer from January 2000 through May 11, 2001. See also the information disclosed under "Certain Relationships and Related Transactions."

(5) Mr. Zahren was appointed chief executive officer on May 11, 2001. His compensation for 2001 excludes $142,356 in compensation due from Zapco prior to the Zapco merger which was consummated May 11, 2001 of which $64,231 was paid by us after the merger. Mr. Zahren resigned as chief executive officer in July 2002. His compensation for 2002 excludes any amounts paid to Zahren Financial Company, LLC, in which Mr. Zahren is a principal, pursuant to a consulting agreement which commenced after his resignation. See also the information disclosed under "Certain Relationships and Related Transactions."

(6) Mr. Mornhed assumed the position of President and Chief Operating Officer when he joined us in May 2000 and his compensation for fiscal year 2000 excludes any income received from his prior employer in such year. He became chief executive officer in July 2002.

(7) Mr. Henry Schneider was appointed vice president in 1998. See also information disclosed under "Certain Relationships and Related Transactions."

(8) Mr. Nevins resigned in April 2003.

(9) Mr. Allen Rothman became a vice president and general counsel in September 2001.

         The following table shows stock option exercises during the year ended December 31, 2002 by the named executive officers. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options held by such officers at December 31, 2002.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUE



                                                                        Number of Securities             Value of Unexercised
                                                                       Underlying Unexercised               In-the-Money
                                      Shares                                 Options at                      Options at
                                     Acquired          Value            December 31, 2002 (#)        December 31, 2002 ($) (1)
          Name                   On Exercise (#)   Realized ($)      Exercisable/Unexercisable      Exercisable/Unexercisable
          ----                   --------------    ------------      ------------------------       --------------------------
Lawrence I. Schneider                  None             None          1,416,800             0             0                0
Bernard J. Zahren                      None             None            500,000             0             0                0
Goran Mornhed                          None             None          1,770,000             0             0                0
Henry Schneider                        None             None            615,700             0             0                0
Howard Nevins                          None             None            190,000             0             0                0
Allen J. Rothman                       None             None            285,000             0             0                0

(1) The exercise price of all the stock options was greater than the price of our common stock of $0.94 as of December 31, 2002. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of our common stock at the time of any such exercise and thus are dependent upon future performance of our common stock.


Compensation of Directors
         Historically Indepedent and unaffiliated directors (i.e., directors who have no business directly or through their employer or employment relationships with us) have been compensated at an annual rate of $10,000 plus travel expenses. Historically, upon joining the board, all directors normally receive a one-time grant of options to acquire 40,000 shares of our common stock exercisable at the market price of our common stock at the time of grant.

         On April 23, 2003 our Compensation Committee approved a modification of our independent and unaffiliated directors compensation which became effective prior to July 1, 2003 under which:

o Independent and unaffiliated directors will receive an annual retainer fee of $20,000: $12,000 in cash and $8,000 in restricted stock.

o Chairmen of the Compensation Committee and Audit Committee will receive an additional annual retainer of $2,000.

o Independent and unaffiliated directors will receive a fee of $1,000 for attendance for each board meeting and $750 for each committee meeting, except that the maximum fee paid to any person for attendance at one or more meetings of the full board or committee held on the same day is $1,000.

o Each member of the Audit Committee shall receive additional meeting fee of $250 for each meeting attended.

o 40% of the annual retainer and meeting fees shall be in restricted stock.

o Independent and unaffiliated Directors may elect to take the balance of their annual retainer and meeting fees in the form of restricted common stock or cash.

o Independent and unaffiliated Directors may also elect to defer the receipt of their meeting all or part of their annual retainers and meeting fees.

o All elected deferrals and the restricted stock portion of the annual retainer and meeting fees shall be placed into a deferred compensation program to be established pursuant to our 2000 Executive Compensation Plan.


Employment Agreements

Employment Agreements with Lawrence Schneider and Goran Mornhed

         In May 2000, we entered into employment agreements with each of Lawrence I. Schneider and Goran Mornhed. The employment agreements, as amended, provide that for the five years beginning May 10, 2000 (subject to earlier termination upon the occurrence of specified events and subject to automatic renewal for successive one year periods at the expiration of the initial term), Mr. Schneider will serve as our Chief Executive Officer and Mr. Mornhed will serve as our President and Chief Operating Officer. (Mr. Schneider resigned from such position at the time of the consummation of the acquisition of Biogas in May 2001 when Mr. Zahren assumed that position; Mr. Schneider retained his position as Chairman of the Board; Mr. Mornhead assumed the title of Chief Executive Officer when Mr. Zahren resigned from such position and simultaneously Mr. Mornhead resigned as Chief Operating Officer). Mr. Schneider is required to devote such time to our business as is reasonably necessary to perform his duties under his employment agreement and Mr. Mornhed is required to perform his duties on a substantially full time basis. These employment agreements generally provide:

o for an annual base salary of $180,000 (subject to upward adjustment in the discretion of our board of directors);



o        for the right to participate in our 2000 executive bonus plan;

o for the right (i) to participate in fringe benefit programs we currently maintain and that we make generally available to our senior executives, (ii) to life and disability insurance, and
              (iii) to the use of an automobile; and



o that each of these employees will receive the same total compensation (including both each element of compensation and the total compensation) that is paid to the other.


         Set forth below is a summary of the compensation we are required to pay to each of these employees (in lieu, with certain exceptions, of the compensation to which he would otherwise be entitled under his employment agreement had his employment continued) in the event his employment with us ends for the following reasons:


Reason for Employment Termination                            Our Obligations
---------------------------------                            ----------------
Death                                                        No further obligation except for proceeds of $1
                                                             million life insurance policy payable to the
                                                             designated beneficiary.

Disability                                                   Receives, during the 18 month period that begins
                                                             at the commencement of the Disability Period
                                                             (as defined in the employment agreement), the
                                                             full compensation to which he is entitled under the
                                                             employment agreement

Non-Performance (i.e., the employee is                       Lump sum payment equal to his annual salary then in effect terminated due to to his failure to perform
substantially his duties)

Change in control of US Energy, diminution in                Lump sum payment of 2.9 times his annual base salary
responsibilities or authority, reduction in base salary or   then in effect
certain fringe benefits, relocation from the New York City
area or our terminating the employee without cause.

Voluntary Resignation; termination resulting from            No further obligation.
conviction of a felony.


Employment Agreement with Bernard J. Zahren

         In connection with our acquisition of Zapco, we entered into an employment agreement with Bernard J. Zahren. This agreement provides that for the five years commencing May 11, 2001 (subject to earlier termination in certain circumstances and to successive one year renewal periods), Mr. Zahren will serve as our Chief Executive Officer. Mr. Zahren is required to devote all of the time necessary to perform his duties and to have no other employment that would prevent him from fulfilling his obligations under the employment agreement. The employment agreement generally provides for:



o an annual base salary of $180,000 (subject to upward adjustment in the discretion of our board of directors);


o the right to participate in our development incentive plan, our corporate incentive plan and our 2000 executive incentive compensation plan; and

o the right (i) to participate in fringe benefit programs we currently maintain and that we make generally available to our senior executives,
         (ii) to the use of an automobile, and (iii) to life and disability insurance.

Mr. Zahren resigned in July 2002. See "Certain Relationships and Related Transactions"

Employment Agreement with Henry Schneider

         This agreement provides that for the five years commencing September 8, 2000 (subject to earlier termination in certain circumstances and to successive automatic one year renewal periods), Henry Schneider will serve as our Vice President of Development. Mr. Schneider is required to devote all of the time necessary to perform his duties and to have no other employment that would prevent him from fulfilling his obligations under the employment agreement. The employment agreement provides for

o an annual base salary of $136,000 (subject to upward adjustment in the discretion of our board of directors);


o the right to participate in our development incentive plan and our corporate incentive plan; and

o the right (i) to participate in fringe benefit programs we currently maintain and that we make generally available to our senior executives,
         (ii) to the use of an automobile, and (iii) to life and disability insurance.

         Set forth below is a summary of the compensation we are required to pay to Henry Schneider in the event his employment with us ends for the following reasons:

Reason for Employment Termination                            Our Obligations
---------------------------------                            ---------------

Death                                                        No further obligation.

Disability                                                   No further obligation.

Non-Performance (i.e., the employee is                       Lump sum payment equal to 50% of his
terminated due to his continued failure                      annual salary then in effect
to perform substantially his duties)

                                       41


Diminution in responsibilities or authority,                 Lump sum payment of 50% his annual salary
reduction in base salary or certain fringe                   then in effect.
benefits, or our terminating Mr. Schneider
without cause.

Voluntarily Resigns, US Energy's Terminating Mr. Schneider   No further obligation.
for cause.


Employment Agreement with Allen J. Rothman

         This agreement provides that for the three years commencing September 4, 2001 (subject to earlier termination in certain circumstances and to successive automatic one year renewal periods), Allen J. Rothman will serve as our vice president and general counsel. Mr. Rothman is required to perform his duties on a substantially full time basis provided that he is permitted to serve as a "of counsel" to a law firm and provided that it does not interfere with the performance of his duties to us. (Currently Mr. Rothman does not receive any remuneration relating to any work performed by such law firm to us). The employment agreement provides for:


o an annual base salary of $140,000 (subject to upward adjustment in the discretion of our board of directors);



o the right to participate in our development incentive plan and our corporate incentive plan provided he is to receive a minimum bonus of $30,000 per year; and


o the right to (i) participate in fringe benefit programs we currently maintain and that we make generally available to our senior executives to, (ii) the use of an automobile, and to (iii) life and disability insurance.

         Set forth below is a summary of the compensation we are required to pay to Allen Rothman in the event his employment with us ends for the following reasons:

Reason for Employment Termination                            Our Obligations
---------------------------------                            ---------------
Death                                                        No further obligation.

Disability                                                   No further obligation.

Non-Performance (i.e., the employee is                       Lump sum payment equal t his annual
terminated due to his continued failure to                   salary and minimum bonus then in effect.
perform substantially his duties).

Diminution in responsibilities or authority,                 Lump sum payment of 2.9 times his annual
reduction in base salary or certain fringe benefits,         salary and minimum bonus then in effect.
or our terminating Mr. Rothman without cause.

                                       42

Voluntarily Resigns, US Energy's Terminating Mr. Rothman     No further obligation.
for cause.


Security Ownership Of Certain Beneficial Owners And Management

         The following table sets forth the number of shares of common stock owned as of July 17, 2003 (including shares of common stock that each person has the right to acquire within 60 days of such date, by: (i) each current director,
(ii) each of our named executive officers (excluding those not currently serving as an officer of US Energy), (iii) those persons known to us to beneficially own five percent or more of our common stock, and (iv) all of our directors and officers as a group. (As of July 17, 2003, there were 11,948,500 shares of our common stock outstanding.) Unless otherwise indicated, the address of each of the beneficial owners identified below is c/o U. S. Energy Systems, Inc., One North Lexington Avenue, White Plains, New York 10601.

                                            Amount and Nature of
Name and Address                            Beneficial Ownership                     Percent of Class
----------------                            ---------------------                    ----------------
Lawrence I. Schneider                            6,981,964 (1)                              36.5%
Goran Mornhed                                    1,779,000 (2)                              12.6%
Henry Schneider                                  5,035,712 (3)                              29.0%
Allen J. Rothman                                   308,500 (4)                               2.4%
Evan Evans                                         142,500 (5)                               1.1%
M. Stephen Harkness                                 80,000 (6)                                  *
Mark P. Strauch                                   41,356 (7)                                    *
Frank Fitzgerald                                    10,000 (8)                                  *
Barbara Farr                                        50,000 (9)                                  *
Edward M. Campana                                 101,000 (10)                                  *
Irving Levine                                      40,000 (11)                                  *
Kenneth Leung                                     287,925 (12)                               2.3%
Stephen Brown                                        0                                          *
Carl W. Greene                                       0                                          *
Thomas Noonan                                        0                                          *

Energy Systems Investors LLC                    4,147,081 (13)                              25.2%
and Energy Systems Investors LLC, II
c/o Henry Schneider
145 East 81st Street
New York, NY  10028

Cinergy Corp.                                   2,550,333 (14)                              17.8%
c/o Cinergy Energy Solutions, Inc.
1000 East Main Street
Plainfield, Indiana  46168

AJG Financial Services, Inc.                    1,048,678 (15)                               8.1%
Two Gallagher Centre
Two Pierce Place
Itasca, Illinois  60143-3141

Bernard Zahren                                  1,057,576 (16)                               8.1%
40 Gibraltar Lane6
Avon, CT. 06001
All officers and directors as a group (15 persons)10,945,910 (17)                           60.5%

-----------------------------------
* Indicates less than 1%

(1) Includes: (i) 206,971 shares of common stock owned directly, (ii) 4,355,552 shares of common stock issuable upon conversion of 1,088,888 shares of Series D Preferred Stock, including the 3,444,440 shares of common stock issuable upon conversion of the 861,110 shares of Series D Preferred Stock directly owned by Energy Systems Investors, LLC ("ESI") and beneficially owned by Energy Systems Investors II LLC ("ESI II" collectively with ESI the "ESI Entities") and which he may be deemed to beneficially own because he is a manager of ESI II, which is the manager of ESI (the "Relationship"), (iii) directly owned options to acquire 1,436,800 shares of common stock, and (iv) Series B Warrants to acquire 1,002,641 shares of common stock, including 702,641 owned by the ESI Entities which he may be deemed to beneficially own because of the Relationship. Lawrence Schneider has sole power to vote and direct the disposition of 2,854,883 shares of common stock and shares (with Henry Schneider and the ESI Entities) the power to vote and direct the disposition of 4,147,081 shares of common stock. Lawrence Schneider may be deemed to beneficially own 36.5% of the outstanding shares of common stock.

(2) Includes 1,770,000 shares of common stock issuable upon exercise of options.

(3) Includes: (i) 7,037 shares of common stock owned directly, (ii) 3,644,440 shares of common stock issuable upon conversion of 911,110 shares of Series D Preferred Stock, including the 3,444,440 shares of common stock issuable upon conversion of the 861,110 shares of Series D Preferred Stock directly owned by ESI and beneficially owned by ESI II and which he may be deemed to beneficially own because of the Relationship, (iii) options to acquire 615,700 shares of common stock and (iv) Series B Warrants to acquire 768,495 shares of common stock, including warrants to acquire 702,641 shares of common stock which he may be deemed to beneficially own because of the Relationship. Henry Schneider has the sole power to vote and direct the disposition of 888,591 shares of common stock and shares (with Lawrence Schneider and the ESI Entities) the power to vote and direct the disposition of 4,147,081 shares of common stock. Henry Schneider may be deemed to beneficially own 29.0% of the outstanding shares of common stock.

(4) Includes 285,000 shares of common stock issuable upon exercise of options.

(5) Includes 100,000 shares of common stock issuable upon exercise of options.

(6) Represents options to acquire such number of shares of common stock. Excludes any securities of the registrant owned by Cinergy Corp or its affiliates.

(7) Includes 40,000 shares of common stock issuable upon exercise of options and 249 shares of common stock issuable upon exercise of Series C Warrants. Excludes US Energy securities owned by AJG Financial Services or its affiliates.

(8) Includes 10,000 shares of common stock issuable upon exercise of options.

(9) Includes 49,000 shares of common stock issuable upon exercise of options.

(10) Includes 100,000 shares of common stock issuable upon exercise of options.

(11) Includes 40,000 shares of common stock issuable upon exercise of options.

(12) Includes: (i) 40,000 shares of common stock issuable upon exercise of options and (ii) 287,925 shares owned by the Environmental Opportunities Fund where Kenneth Leung, as chief investment officer, has the power to vote and direct the disposition of these shares. Kenneth Leung may be deemed to beneficially own 2.3% of the outstanding shares of common stock.

(13) ESI directly and ESI II beneficially owns 4,147,081 shares of common stock, including (i) 3,444,440 shares of common stock issuable upon conversion of the 861,110 shares of Series D Preferred Stock and (ii) Series B Warrants to acquire 702,641 shares of common stock. The power to vote and direct the disposition of these securities is shared by the ESI Entities with the Schneiders.

(14) Includes 1,967,000 shares of our common stock issuable upon exchange of the Class B Common Stock issuable by Biogas owned by affiliates of Cinergy Corp. Does not include options to acquire 80,000 shares of common stock owned by Mr. M. Stephen Harkness.

(15) Includes: (i) 101,270 shares of common stock issuable upon conversion of 20,254 shares of Series C Preferred Stock, (ii) 387,000 shares of common stock issuable upon exercise of Series B Warrants, and (iii) 114,640 shares of common stock issuable upon exercise of Series C Warrants. Does not include shares of common stock in which such person may have an indirect pecuniary interest by virtue of its ownership of membership interests in ESI or the 41,356 shares (including 40,000 shares issuable upon exercise of options) of common stock owned by Mr. Strauch.

(16)     Includes, all owned directly: (i) 286,662 shares of common stock,
         (ii) 150,015 shares of common stock issuable upon conversion of 30,203 shares of Series C Preferred Stock, (iii) options to acquire 500,000 shares of common stock; (iv) 44,505 shares of common stock issuable upon exercise of Series B Warrants, and (v) 75,394 shares of common stock issuable upon exercise of Series C Warrants.

(17)     See Notes (1) to (16) above.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF the election of Goran Mornhed, Stephen Brown, and Evan Evans as our Class 2 directors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AJG Gasco Transaction

         Prior to the Zapco Merger, Zapco (or its subsidiaries) sold to AJG Financial Services, one of our shareholders, all of Zapco's economic interests in four gas operating projects located in Illinois and Wisconsin (including Morris, Countryside, Brown County East and Brown County West), including the related Section 29 tax credits. The approximate $12.3 million purchase price paid by AJG Financial Services consisted of (i) $1 million in cash payable at closing, and (ii) a contingent promissory note with a principal amount of $11,150,000, bearing interest at the rate of 6% per annum, payable in quarterly installments of principal and interest. This note is contingent upon the amount of Btus of landfill gas produced by the acquired projects in each calendar quarter through March 31, 2008. AJG Financial Services will also fund the annual capital and operating expenses for the projects through December 31, 2007, up to $1 million in the aggregate. The obligations of AJG Financial Services under the transfer documents and the notes is secured by its granting BMC Energy LLC (now a subsidiary of Biogas as a result of the Zapco merger) a security interest in AJG Financial Services' ownership interests in the projects. Immediately after completing the Zapco merger, AJG Financial Services and Cinergy Gasco (an affiliate of Cinergy Corp.) completed the Cinergy Gasco transaction and the $11,150,000 note was replaced by the notes described below in the Cinergy Gasco transaction. Mark Strauch, one of our directors, is an officer of AJG Financial Services.

AJG Genco Transaction

         AJG Financial Services owns 50% limited partnership and limited liability company interests in eleven electrical generating projects developed by Biogas in Illinois.

AJG Financing Transaction

         In May 2001, prior to the Zapco merger, AJG Financial Services lent to Morris Genco LLC and BMC Energy LLC $5 million to finance the acquisition of the Morris project. The loan bears an interest rate of 10% per annum payable monthly. The loan matured on June 30, 2002. Interest and principal repayment on this loan are now past due. The borrowers intend to repay the loan through a refinancing of the Morris project. The loan is secured by all of the assets of BMC Energy relating to the Morris Illinois project with certain exceptions. The loan is non-recourse to the Corporation and Biogas. Prior to the Zapco merger, AJG Financial Services made a series of loans to Zapco. These loans were consolidated in a subordinated unsecured promissory note issued by Zapco at the time of the merger in the principal amount of ($3,873,000). The note accrues interest at 9% per annum and provides quarterly amortization payments of $188,000 commencing on August 1, 2000 and ending on May 1, 2007. Interest and principal payments under the loan are currently past due. The loan is non-recourse to the parent. The note is subject and subordinate to the rights of the senior project lender, John Hancock.

Cinergy Gasco Transaction

         Following the completion of the AJG Gasco transaction and the Zapco merger, Cinergy Gasco purchased all of the partnership and limited liability company interests and tax credits AJG Financial Services had acquired from Zapco and BMC Energy LLC in the AJG Gasco transaction. The approximate $12.3 million purchase price paid by Cinergy Gasco consisted of (i) $3.3 million cash paid at closing, and (ii) two promissory notes in the aggregate principal amount of $9.0 million, bearing interest at the rate of 6% per annum, payable in quarterly installments of principal and interest. A portion of the purchase price represented by the notes, approximately $6.3 million is contingent upon the amount of Btus of landfill gas produced by the acquired projects in each calendar quarter through March 31, 2008. In addition to paying the purchase price, Cinergy Gasco also assumed AJG Financial Services' obligation to fund the annual capital and operating expenses for the projects through December 31, 2007, up to $1 million in the aggregate. Biogas and BMC Energy also have the right to have the promissory note payments made directly to them from Cinergy Gasco, through an assignment from AJG Financial Services. Cinergy Solutions Holding Company (an affiliate of Cinergy Corp.) guaranteed Cinergy Gasco's obligations relating to the Cinergy Gasco transaction. M. Stephen Harkness, one of our directors, is an officer of Cinergy Corp.

Energy Systems Investors Transaction

         On or about July 31, 2000, ESI exercised its option to acquire 861,110 shares of our Series A Preferred Stock for an aggregate purchase price of $7,749,990 (i.e., $9.00 per share of Series A Preferred Stock). ESI is controlled by ESI II which in turn is controlled by Lawrence Schneider and Henry Schneider, executive officers and directors of US Energy. Approximately $8,611 of the exercise price was paid in cash and the balance of approximately $7,741,379 was paid in the form of a one year limited recourse promissory note made by ESI in our favor which was paid off in May 2001. ESI has piggyback registration rights and one demand registration right with respect to the common stock issuable upon conversion of these shares of Series A Preferred Stock.

         ESI sold to Zapco stockholders, AJG Financial and Bernard Zahren immediately before the merger 223 of ESI's 776 Class A interests. As part of the same transaction, the Zapco stockholders who acquired these Class A interests acquired from us, under the plan of recapitalization, 1,935 of our Series B Warrants for each Class A interest. ESI' sole asset immediately before the merger was 861,110 shares of our Series A Preferred Stock, each share of which is convertible into four shares of our common stock. The Series A Preferred Stock was exchanged for Series D Preferred Stock when the plan of recapitalization was completed. Lawrence Schneider and Henry Schneider indirectly manage ESI and are able to vote the US Energy securities held by ESI. ESI is required to liquidate or redeem its interests no later than four years after the merger, which will require the sale or distribution of some or all of its US Energy securities. The Zapco stockholders who acquired 223 Class A interests, received in the aggregate, when the plan of recapitalization was completed, Series B Warrants exercisable for 431,505 shares of our common stock and, if the Series A Preferred Stock (replaced by Series D Preferred Stock when the plan of recapitalization was completed) were converted, an approximately 29% indirect interest in 3,444,440 shares of our common stock. As part of the plan of recapitalization 702,641 Series B Warrants were issued to ESI, 300,000 Series B Warrants were issued to Lawrence Schneider and 65,854 Series B Warrants were issued to Henry Schneider. The Series B Warrants are exercisable at $4.00 and have a 5-year life.

         ESI repaid a promissory note in the principal amount of approximately $7.74 million, before the merger. The proceeds of the sale of the Class A interests was used to pay part of the promissory note. US Energy retroactively reduced the purchase price for the Series A Preferred Stock, thereby reducing the promissory note, by the amount of the proceeds that it received for the Series B Warrants.

Cinergy Energy Investment in U.S. Energy

         In October 2000, Cinergy Energy, an affiliate of Cinergy Corp. purchased 583,333 shares of our common stock for $3.5 million and we named M. Stephen Harkness, its president, to our Board of Directors.

Cinergy Energy Investment in Biogas

         Cinergy Energy, immediately prior to the Zapco merger bought from USE Acquisition Corp. ("Merger Sub") all the 4,574 authorized shares of Merger Sub's Class B Common Stock for $11,500,000 in cash. The proceeds of this investment were applied towards the $12 million cash payment to the former Zapco stockholders made at the completion of the Zapco merger. Following this investment and the merger, the owners of the surviving corporation (i.e., the owners of Biogas) are us and Cinergy Energy. The following table provides information with respect to the stock ownership, equity and voting interests of US Energy and Cinergy Energy in Biogas, the surviving corporation:

                                                                                                  Percentage of
                                                                                                  Voting
Name of Stockholder                 Number and Class of Shares          Percentage of Equity      Power of Biogas
        of Biogas                                  of Biogas
Biogas -
-------------------                 --------------------------          --------------------     ---------------

US Energy.....................   5,426 shares of Class A                      54.26%                 80%(1)
                                 Common Stock(1)
Cinergy Energy................   4,574 shares of Class B                      45.74%                 20%(1)
                                 Common Stock(1)
---------------

(1) The Class A Common Stock is entitled to one vote per share and the Class B Common Stock is entitled to approximately 0.296 votes per share. Generally, the Class A Common Stock and the Class B Common Stock vote together as one class except with respect to the specified transactions described below that require the separate approval of each class of stock.

Zahren Financial Company LLC Consulting Agreement

         In July 2002, Biogas and Zahren Financial Company LLC executed a consulting agreement running through December 31, 2004. Under the consulting agreement, Biogas paid Zahren Financial Company $180,000 upon signing and is obligated to pay quarterly payments of $48,000 commencing January 1, 2003 through October 1, 2004. Biogas' obligation to make quarterly payments is supported by a performance guarantee by us which in turn is supported by a pledge of 114,000 of our treasury shares.

Former Zapco Stockholders Indemnification

         Certain former stockholders of Zapco were obligated to indemnify us with respect to certain matters in connection with the Zapco merger. We expect that in resolving the amount of their payments to us we will agree that in case of certain transactions, including the sale of Biogas, we would reimburse them for indemnification payments made by them to Cinergy and us out of our share of the net proceeds up to $813,900. If the net proceeds to us were $15 million and such net proceeds were solely attributable to Biogas, our share of the reimbursement payments to these former Zapco stockholders would be $305,000.


                    PROPOSAL III - TO RATIFY THE SELECTION OF
                 KOSTIN, RUFFKESS & COMPANY, LLC AS OUR AUDITORS

Independent Auditors

         Kostin Ruffkess & Company LLC has been our independent auditors since 2001 and the audit committee the Board of Directors has selected Kostin Ruffkess & Company, LLC as our auditors for the year ending December 31, 2003. If the stockholders do not approve this proposal, the audit committee may reconsider the retention of Kostin, Ruffkess. Representatives of Kostin, Ruffkess will be available at our meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

         The following table shows the fees we paid or accrued for the audit and other services provided by Kostin, Ruffkess in 2002 and 2001:


                                              2002                      2001
                                              ----                      ----
            Audit fees                   $153,064.50               $188,344.71
            Audit-Related fees             48,046.00                119,424.25
            Tax fees                       92,498.12                124,266.50
            All other fees                   -----                      -----
                                     --------------------       ----------------
            Total                         293,608.62                432,035.46

Audit Fees. This category includes fees for the audits of our annual financial statements, review of financial statements included in the Company's Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category consists of due diligence in connection with acquisitions, various accounting consultations, and benefit plan audits.

Tax Fees. This category consists of professional services for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

All Other Fees. This category consists of other professional products and services provided by Kostin Ruffkess.

         The audit committee of the Board of Directors determined that Kostin Ruffkess could maintain its independence as our auditor though it was rendering non-audit services to us.

Audit Committee Report

         The Audit Committee has reviewed and discussed with US Energy's management and Kostin, Ruffkes & Company, LLC, the audited consolidated financial statements of US Energy contained in US Energy's Annual Report on Form 10-KSB for the year ended December 31, 2002. The Audit Committee has also discussed with Kostin, Ruffkes the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the US Energy's consolidated financial statements.

         The Audit Committee has received and reviewed the written disclosures and the letter from Kostin, Ruffkes required by Independence Standards Board

Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Kostin, Ruffkes its independence from US Energy.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the US Energy's Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission ("SEC").

                        Submitted by the Audit Committee
                                   Evan Evans
                                   Carl Greene
                                  Kenneth Leung
                                  Irving Levine

   THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulation to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2002 and the prior fiscal year, all officers, directors, and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except as follows:

         Mr. Rothman did not file on a timely basis one report relating to two exercises of stock options in December 2001 and one report with respect to the grant to him of options in August 2001. Each of Mr. Lawrence Schneider and Mr. Henry Schneider did not file on a timely basis one report in connection with transactions associated with US Energy's plan of recapitalization, as amended, 5 which were completed in December 2001 and the grant of options to them in 2001. Mr. Harkness did not file on a timely basis one report with respect to the grant of options to him in April 2001. Mr. Nevins did not file on a timely basis one report with respect to the grant of options to him in August 2001 and one report with respect to his gift of shares to his spouse in March 2000. Each of Messrs. Campana, Fitzgerald and Leung did not file on a timely basis one report disclosing that they had become an executive officer or director of the Company.

    OTHER MATTERS: REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY
     PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS.

         Under our by-laws, and as permitted by the rules of the SEC, certain procedures are provided which a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to our Secretary at One North Lexington Avenue, 4th Floor, White Plains, New York 10601. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2004 annual meeting no later than:

o        60 days in advance of the 2004 annual meeting if it is being held this year's meeting; or

o 90 days in advance of such meeting if it is being held on or after the anniversary date of this year's meeting.

         For any other annual meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

         Assuming that our 2003 annual meeting is held on September [ ], 2003, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by [ ], 2004. If we do not receive notice by that date, or if we meet other requirements of the SEC rules, we will not include such nomination or other item in the proxy materials relating to that meeting and the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies if these matters are raised at the meeting.

         Nominations must contain the following information about the nominee-

o        Name;


o        age;


o        business and residence addresses;


o        principal occupation or employment;


o        the number of shares of capital stock held by the nominee;


o the information that would be required under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such nominee as a Director; and

o a signed consent of the nominee to serve as a Director of the Company, if elected.


         Notice of a proposed item of business must include:

o a brief description of the substance of, and the reasons for, conducting such business at the annual meeting;


o        the stockholder's name and address;


o the number of shares of capital stock held by the stockholder (with supporting documentation where appropriate); and


o        any material interest of the stockholder in such business.


         The board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

         The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.


                       WHERE YOU CAN FIND MORE INFORMATION

         The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. The following documents are incorporated by reference in this Proxy Statement and are deemed to be a part hereof:

o             Our Annual Report on Form 10-KSB for the year ended December 31,
              2002.

o Our Annual Report to Shareholders for the year ended December 31, 2002, a copy of which accompanies this Proxy Statement.

o All other reports we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002 including our Quarterly Reports on Form 10-Q for the periods ended March 31, 2003.

         Any statement contained in a document incorporated by reference is deemed to be modified or superseded for all purposes to the extent that a statement contained in this Proxy Statement modifies or replaces such statement.

         We hereby undertake to provide by first class mail within one business day upon receipt of a request without charge to each person to whom a copy of this Proxy Statement has been delivered, upon the written or oral request of such person to our Secretary, Allen Rothman, at U.S. Energy Systems, Inc., One North Lexington Avenue, 4th Floor, White Plains, New York 10601 ((914) 993-6443), a copy of any or all of the documents referred to above (other than exhibits to such documents) which have been incorporated by reference in this Proxy Statement.

                              AVAILABLE INFORMATION

         We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC relating to our business, financial and other matters. Copies of such reports, proxy statements and other information, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov."


                                       By Order of the Board of Directors


                                       Allen J. Rothman, Secretary

   White Plains, New York
   [              ], 2003

                                                                  APPENDIX A


           AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE
                               BOARD OF DIRECTORS


I. PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that the management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

o Appoint the Corporation's independent accountants, approve the services provided by such independent accountants, and negotiate the audit-related compensation for such independent accountants and oversee the audit effort of the Corporation's independent accountants and internal auditing department.

o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

o Receive and treat internal and external complaints respecting the Corporation's accounting and financial reporting practices.

The Audit Committee will primarily fulfill these responsibilities and others by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

         The Audit Committee shall be comprised of two or more directors as determined by the Board, who shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee or which could disqualify such member as being "independent" under applicable federal and state laws and regulations including, without limitation, the Sarbanes/Oxley Act of 2002, the applicable rules and regulations of the primary trading market for the Corporation's common stock (including NASDAQ) Without limiting the foregoing sentence, a member of the audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other compensation fee from the Corporation or be an affiliated person of the Corporation or any subsidiary thereof. All members of the Committee shall have a working familiarity with basic finance and accounting management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. At least one member of the Audit Committee shall be a "financial expert" as such terms are defined by the United States Securities and Exchange Commission unless the Board of Directors determines otherwise.

         The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, if any and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at lest its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4 below).

IV. RESPONSIBILITES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Select independent accountants, considering independence and effectiveness and determine the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

6. Pre-approve all auditing and non-audit services provided to the corporation by the independent accounts except if such pre-approval is not required by applicable law.


7. Review and oversee the performance of the independent accountants for the purpose of preparing or issuing an audit report on or related work and discharge the independent accountants when circumstances warrant.

8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

9.       The independent accountants shall report directly to the Audit
         Committee.

Financial Reporting Processes

10. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

11. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

12.      Receive reports from the independent accounting firm respecting

                  (1) all critical accounting policies and practices to be used;

                  (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the audit firm; and

                  (3) other material written communications between the audit firm and the management of the issuer, such as any management letter or schedule of unadjusted differences.

Process Improvements

13. Establish regular and separate systems of reporting to the Audit Committee by each management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

14. Following completion of the annual audit, review separately with each of management the independent accountants and the internal auditing department, if any, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15. Review and resolve disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

16. Review with the independent accountants, the internal auditing department, if any, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

17. Establish procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential anonymous submission by employees of the Corporation regarding questionable accounting or auditing matters.

Ethical and Legal Compliance

18. The Committee may establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

19. Review management's monitoring of the Corporation's compliance with the Corporation's Ethical Code, if established, and ensure the management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

20. Review activities, organizational structure and qualifications of the internal audit department.

21. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies, when applicable.

22. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

23. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Authority to Engage Advisors

24. The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Funding

25. The Corporation shall provide for appropriate funding as determined by the audit committee for payment of compensation to the independent accounting firm employed by the Corporation for purposes of rendering on issuing, an audit report and to any advisors employed by the audit committee under paragraph 24.

 U.S. Energy Systems, Inc. One
                             North Lexington Avenue
                          White Plains, New York 10601
                          -----------------------------

                                      PROXY

   For Annual Meeting of Stockholders of U.S. Energy Systems, Inc. to be held on September [ ], 2003
                        --------------------------------

          This Proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints Lawrence I. Schneider and Goran Mornhed as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of U.S. Energy Systems, Inc. held of record by the undersigned on August 4, 2003 at the Annual Meeting of Stockholders to be held on September [ ], 2003, or any adjournment or postponement thereof.

         (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

    1. Authorize the Company to enter into one or more transactions pursuant to which the Company may sell the stock or assets of its two principal subsidiaries, USE Canada Holdings Corp. and US Energy Biogas Corporation ("Biogas"), and its partnership interest in ZFC Royalty Partners, L.P., a partnership that receives royalties from certain of Biogas's projects, upon terms and conditions the Company's Board of Directors deems expedient and in its best interests, provided that these transactions may only be completed if (a) the Board determines that such transactions are expedient and in its best interests, (b) the definitive agreements with respect thereto are entered into by the second anniversary of the meeting and (c) the net proceeds to the Company of these transactions in respect of the stock or assets being sold and the payment of principal and accrued interest due on intercompany loans to such subsidiaries is at least $15 million.


    [X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

    2.   ELECTION OF DIRECTORS.

                  [   ]  FOR ALL NOMINEES LISTED BELOW

                  [   ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

                  A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS. NOMINEES ARE: Goran Mornhed, Stephen Brown, and Evan Evans

                  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

                  EXCEPTIONS:

     _______________________________________________________________________

     3. RATIFICATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS' SELECTION OF KOSTIN, RUFFKESS & COMPANY, LLC AS AUDITORS FOR THE COMPANY;

     4. TO CONSIDER AND ACT UPON ANY OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO AMERICAN STOCK TRANSFER & TRUST COMPANY, US ENERGY'S TRANSFER AGENT.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
        DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. (IF NO DIRECTION IS MADE , THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ABOVE AND IN THE DISCRETION OF THE NAMED PROXIES WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.)



                                     -----------------------------------------
                                                   Signature

                                     ------------------------------------------
                                             Signature, if held jointly


                                        Dated _____________________, 2003

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES, CUSTODIANS, EXECUTORS AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.